Exhibit 99.6

Execution Version

“31” March 2023

BARING VOSTOK PRIVATE EQUITY FUND V, L.P.

BARING VOSTOK FUND V CO-INVESTMENT L.P. 1

BARING VOSTOK FUND V CO-INVESTMENT L.P. 2

BARING VOSTOK OZON L.P.

BARING VOSTOK FUND V SUPPLEMENTAL FUND, L.P.

BARING VOSTOK FUND V NOMINEES LIMITED

BV SERVICES LIMITED

BV SPECIAL INVESTMENTS LIMITED

BARING VOSTOK INVESTMENTS PCC LIMITED

BARING VOSTOK FUND V (GP) L.P.

BARING VOSTOK FUND V SUPPLEMENTAL FUND (GP) L.P.

BARING VOSTOK OZON (GP) L.P.

BARING VOSTOK OZON MANAGERS LIMITED

BARING VOSTOK FUND V MANAGERS LIMITED

BARING VOSTOK INVESTMENT MANAGERS LIMITED

and

FERMI INVESTMENTS

FRAMEWORK AGREEMENT

THIS FRAMEWORK AGREEMENT (the “Agreement”) is made on “31” March 2023

BETWEEN:

(1)

BARING VOSTOK PRIVATE EQUITY FUND V, L.P., a limited partnership, established and existing under the laws of Guernsey, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “Fund V”);

(2)

BARING VOSTOK FUND V CO-INVESTMENT L.P. 1, a limited partnership, established and existing under the laws of Guernsey, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “Fund V Co-Investment 1”);

(3)

BARING VOSTOK FUND V CO-INVESTMENT L.P. 2, a limited partnership, established and existing under the laws of Guernsey, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “Fund V Co-Investment 2” and together with Fund V and Fund V Co-Investment 1 – the “Fund V Partnerships”);

(4)

BARING VOSTOK OZON L.P., a limited partnership, established and existing under the laws of Guernsey, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “BV Ozon LP”);

(5)

BARING VOSTOK FUND V SUPPLEMENTAL FUND, L.P., a limited partnership, established and existing under the laws of Guernsey, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “Fund V Supplemental”);

(6)

BARING VOSTOK FUND V NOMINEES LIMITED, a company incorporated and registered in Guernsey with company number 54998, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (“BVFVNL”);

(7)

BV SERVICES LIMITED, a company incorporated and registered in Guernsey with registration number 61905, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (“BVSL” and together with Fund V Partnerships, BV Ozon LP, Fund V Supplemental, BVFVNL – the “BV Funds”));

(8)

BV SPECIAL INVESTMENTS LIMITED, a non-cellular company limited by shares, established and existing under the laws of Guernsey having company no. 68347 and having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (“BVSIL”);

(9)

BARING VOSTOK INVESTMENTS PCC LIMITED, a protected cell company incorporated and registered in Guernsey with company number 38808, having its registered office is at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (acting in respect of its Core) (“BVIL”);

(10)

BARING VOSTOK FUND V (GP) L.P., a limited partnership, established and existing under the laws of Guernsey, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “Fund V Partnerships GP”);

(11)

BARING VOSTOK FUND V SUPPLEMENTAL FUND (GP) L.P., a limited partnership, established and existing under the laws of Guernsey, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “Fund V Supplemental GP”);

(12)

BARING VOSTOK OZON (GP) L.P., a limited partnership, established and existing under the laws of Guernsey, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “BV Ozon GP”);

(13)

BARING VOSTOK OZON MANAGERS LIMITED, a non-cellular company incorporated and registered in Guernsey having company no. 62307 and having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “BV Ozon Managers”);

(14)

BARING VOSTOK FUND V MANAGERS LIMITED, a non-cellular company incorporated and registered in Guernsey having company no. 54684 and having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (the “Fund V Managers”);

(15)

BARING VOSTOK INVESTMENT MANAGERS LIMITED, a non-cellular company incorporated and registered in Guernsey having company no. 56800 and having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW (“BV Investment Managers” and together with Fund V Partnerships GP, Fund V Supplemental GP, BV Ozon GP, BV Ozon Managers and Fund V Managers – the “Obligors”);

(16)

FERMI INVESTMENTS, a company incorporated and registered in the Republic of Mauritius with company registration number 189765/AC, having its registered office at Level 3, Alexander House, 35 Cybercity, Ebene 72201, Mauritius (“Fermi”);

The BV Funds, BVSIL, BVIL, the Obligors and Fermi collectively the “Parties” and each of them a “Party”.

RECITALS:

(Capitalised terms used in these Recitals that are not set out above are defined in Clause 1.1 below.)

(A)	The BV Funds, BVSIL and BVIL directly or indirectly hold various equity interests in the Target Assets, which have a Russia nexus.

(B)

BVIL entered into a facility agreement with a lender, dated 4 October 2021, for a total amount of USD 40,000,000 (of which USD 35,000,000 was utilized) and secured its debt repayment obligations by, among others, pledging BVIL’s limited partnership interest in Baring Vostok Ozon L.P. (the “USD 40 mln Facility”).

(C)

The BV Funds, BVSIL and BVIL are contemplating a restructuring and/or full divestment of all of their respective direct and/or indirect equity interests and rights in the Target Assets in favour of Fermi (the “Global Deal”), as a result of which none of BV Funds, BVSIL or BVIL shall have any direct and/or indirect equity interests and rights in any Target Asset and all relevant BV Funds and BVIL shall be released of any and all relevant guarantee obligations or debt repayment obligations, in particular:

(i)

Fermi shall become (a) the owner of all of the direct and/or indirect equity interests and rights in the Target Assets, held by the BV Funds, BVSIL and BVIL as at the date of this Agreement and the relevant Completion Date, and (b) holder of any and all rights that the BV Funds, BVSIL and BVIL have or may have under any effective instruments entered into by the BV Funds, BVSIL and/or BVIL in connection with their investments into the relevant Target Assets (including, but not limited to, the rights to receive dividends, any rights under the share purchase agreements, subscription agreements, deeds of covenant, deeds of guarantee, convertible loan agreements, option agreements and share pledge agreements entered into by the BV Funds, BVSIL and/or BVIL in connection with their investments into the Target Assets (subject to receipt of any required consents (if any) from the counterparties to such instruments);

(ii)

None of the BV Funds, BVSIL or BVIL shall retain any rights to buy back any of direct or indirect interests in the Target Assets, which are subject to the Global Deal, following the relevant Completions;

(iii)	The Fund V Partnerships and Fund V Supplemental shall be fully and irrevocably released from the Fund V Guarantees; and

(iv)	BVIL’s obligations under the USD 40 mln Facility shall be fully and irrevocably discharged.

(D)	The sale and purchase of the relevant Sale Shares is subject to satisfaction of certain conditions precedent, including but not limited to:

(i)

receipt of the approvals of the Governmental Commission and the President of the Russian Federation for the purchase of the Sale Shares granted in accordance with Decree 79, Decree 81, Decree 520, and/or Decree 618 (as applicable);

(ii)

receipt of the required waivers of the right of first refusal, right of first offer, tag along right and/or consents to change of control over the Sale Companies (as applicable) from the relevant shareholders of the relevant Sale Companies and/or Target Assets (as applicable);

(iii)	receipt of the relevant Releases,

in each case as set out in this Agreement and Schedules hereto.

IT IS AGREED as follows:

1.	INTERPRETATION

Definitions

1.1	In this Agreement (including in the Recitals), the following words and terms shall have the meaning given to them below:

“Affiliate” means:

(a)	in relation to any person (the relevant person):

(i)	any person Controlled by the relevant person (whether directly or indirectly);

(ii)	any person Controlling (whether directly or indirectly) the relevant person;

(iii)	any person Controlled (whether directly or indirectly) by any person Controlling the relevant person; and

(iv)	in the case of a trust, any trustee or beneficiary within the framework of such trust;

(b)	in relation to any BV Fund, BVSIL and BVIL (in addition to limb (a) above) – any BV Affiliate;

(c)	in relation to Fermi (in addition to limb (a) above) – any Fermi Affiliate;

“Assignee” has the meaning given to it in Clause 10.6;

“Baring Vostok Capital Partners Group Limited” means Baring Vostok Capital Partners Group Limited, a non-cellular company incorporated and registered on 11 February 2015 under the laws of Guernsey having company no. 59819 having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW;

“Baring Vostok Funds” means:

(a)	a Fund V Partnership;

(b)	Fund V Supplemental;

(c)	BVIL;

(d)	any other fund, whether already formed or to be formed in the future, in relation to which any BV Investment Advisor acts as an investment advisor to such fund or its BV Fund Manager; and

(e)

any legal entity holding securities (whether as a nominee or by way of agency, trust or otherwise) on behalf of any such fund in paragraphs (a) through (d) (inclusive) of this definition provided that such legal entity is directly or indirectly fully owned by Baring Fintech Manager Holding Limited and/or by one or more of the persons who are partners (or their respective Affiliates) of the BV Investment Advisor from time to time;

“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which the banks are generally open for business in Nicosia, Cyprus; St Peter Port, Guernsey; Ebene, Mauritius; Victoria, Seychelles; and London, England.

“BV Affiliate” means any person being:

(a)	a Baring Vostok Fund;

(b)	a BV Investment Advisor;

(c)	a BV Fund Manager; and

(d)	an Affiliate of any of the persons in paragraphs (a), (b) and (c) of this definition;

for the avoidance of doubt, the term BV Affiliate shall not include any Fermi Affiliate;

“BV Fund Manager” means any of the following persons:

(a)	Fund V Managers and/or any of its Affiliates (including any fund in which Fund V Managers and/or any of its Affiliates is a general partner);

(b)	BV Investment Managers and/or any of its Affiliates; and

(c)	any of the following entities:

(i)	any general partner and/or management company of any fund that is referred to in paragraph (d) of the definition of “Baring Vostok Funds” and formed after the date of this Agreement; or

(ii)	a legal successor of any person or persons referred to in paragraphs (a) or (b) of this definition,

provided that such general partner, or management company or legal successor is directly or indirectly fully owned by Baring Fintech Manager Holding Limited and/or by one or more of the persons who are partners (or their respective Affiliates) of the BV Investment Advisor from time to time.

It is acknowledged that there may be more than one BV Fund Manager at a given time;

“BV Funds Sale Shares” means:

(a)	Company 1 Sale Shares;

(b)	Company 2 (BVFVNL) Sale Shares;

(c)	Company 3 (Fund V) Sale Shares;

(d)	Company 4 (BVFVNL) Sale Shares;

(e)	Company 5 (Fund V) Sale Shares;

(f)	Company 6 Sale Shares;

(g)	Company 7 Sale Shares;

(h)	Company 8 Sale Shares;

(i)	Company 9 (Fund V) Sale Shares;

(j)	Company 10 (Fund V) Sale Shares;

(k)	Company 11 (Fund V) Sale Shares;

(l)	Ozon BV PEF Sale Shares;

(m)	Ozon (15.59% (BVFVNL)) Sale Shares;

(n)	Ozon (0.02% (BVFVNL)) Sale Shares;

(o)	Ozon (0.36% (BVFVNL)) Sale Shares;

(p)	Ozon (8.91% (BV Ozon LP)) Sale Shares; and

“BVIHL” means BV Investments Holding Limited, a company incorporated and registered under the laws of the Republic of Cyprus with registration number HE 364111, having its registered office at Georgiou Katsounotou 6, 3036 Limassol, Republic of Cyprus;

“BVIL Release” has the meaning given to it in Clause 3.7;

“BVIL Sale Shares” means:

(a)	Company 2 (BVIL) Sale Shares;

(b)	Company 3 (BVIL) Sale Shares;

(c)	Company 4 (BVIL) Sale Shares;

(d)	Company 5 (BVIL) Sale Shares;

(e)	Company 9 (BVIL) Sale Shares;

(f)	Company 10 (BVIL) Sale Shares;

(g)	Company 11 (BVIL) Sale Shares;

(h)	Ozon (1.690% (BVIL)) Sale Shares; and

(i)	Ozon (0.067% (BVIL)) Sale Shares;

“BV Investment Advisor” means:

(a)	Baring Vostok Capital Partners Group Limited and/or any of its Affiliate; and/or

(b)

a legal successor of a legal entity referred to in paragraph (a) of this definition which is Controlled by one or more of the persons who are partners (or their respective Affiliates) of Baring Vostok Capital Partners Group Limited as at the date of this Agreement.

It is acknowledged that there may be more than one BV Investment Advisor at any given time;

“BVIVL” means BV Investment Vehicle Limited, a company incorporated and registered under the laws of the Republic of Cyprus with registration number HE 353978, having its registered office at Kritis, 32, Parachristoforou Build., 4th floor, 3087 Limassol, Republic of Cyprus;

“BV Mobility” means BV Mobility Investments Limited, a company registered and existing under the laws of Guernsey, with company number 62174, having its registered office at 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW;

“BV Sellers” means:

(a)	Fund V Sellers;

(b)	BV Ozon LP;

(c)	BVIL; and

(d)	BVSIL;

“CBR” means the Central Bank of the Russian Federation;

“Claim” means any claim against any BV Seller;

“Company 1” has the meaning given to it in the Company 1 SPA;

“Company 1 Completion” has the meaning given to it in the Company 1 SPA;

“Company 1 Completion Date” has the meaning given to it in the Company 1 SPA;

“Company 1 Sale Shares” has the meaning given to it in the Company 1 SPA;

“Company 1 Sale Shares Consideration” has the meaning given to it in the Company 1 SPA;

“Company 1 SPA” has the meaning given to it in Clause 2.1.1;

“Company 2” has the meaning given to it in the Company 2 (BVFVNL) SPA and the Company 2 (BVIL) SPA;

“Company 2 BV SPV” has the meaning given to it in the Company 2 (BVFVNL) SPA and the Company 2 (BVIL) SPA;

“Company 2 (BVFVNL) Completion” has the meaning given to it in the Company 2 (BVFVNL) SPA;

“Company 2 (BVFVNL) Completion Date” has the meaning given to it in the Company 2 (BVFVNL) SPA;

“Company 2 (BVFVNL) Sale Shares” has the meaning given to it in the Company 2 (BVFVNL) SPA;

“Company 2 (BVFVNL) Sale Shares Consideration” has the meaning given to it in the Company 2 (BVFVNL) SPA;

“Company 2 (BVFVNL) SPA” has the meaning given to it in Clause 2.1.2(a);

“Company 2 (BVIL) Completion” has the meaning given to it in the Company 2 (BVIL) SPA;

“Company 2 (BVIL) Completion Date” has the meaning given to it in the Company 2 (BVIL) SPA;

“Company 2 (BVIL) Sale Shares” has the meaning given to it in the Company 2 (BVIL) SPA;

“Company 2 (BVIL) Sale Shares Consideration” has the meaning given to it in the Company 2 (BVIL) SPA;

“Company 2 (BVIL) SPA” has the meaning given to it in Clause 2.1.2(b);

“Company 3” has the meaning given to it in the Company 3 (Fund V) SPA and the Company 3 (BVIL) SPA;

“Company 3 BV SPV” has the meaning given to it in the Company 3 (Fund V) SPA and the Company 3 (BVIL) SPA;

“Company 3 (BVIL) Completion” has the meaning given to it in the Company 3 (BVIL) SPA;

“Company 3 (BVIL) Completion Date” has the meaning given to it in the Company 3 (BVIL) SPA;

“Company 3 (BVIL) Sale Shares” has the meaning given to it in the Company 3 (BVIL) SPA;

“Company 3 (BVIL) Sale Shares Consideration” has the meaning given to it in the Company 3 (BVIL) SPA;

“Company 3 (BVIL) SPA” has the meaning given to it in Clause 2.1.3(b);

“Company 3 (Fund V) Completion” has the meaning given to it in the Company 3 (Fund V) SPA;

“Company 3 (Fund V) Completion Date” has the meaning given to it in the Company 3 (Fund V) SPA;

“Company 3 (Fund V) Sale Shares” has the meaning given to it in the Company 3 (Fund V) SPA;

“Company 3 (Fund V) Sale Shares Consideration” has the meaning given to it in the Company 3 (Fund V) SPA;

“Company 3 (Fund V) SPA” has the meaning given to it in Clause 2.1.3(a);

“Company 4” has the meaning given to it in the Company 4 (BVFVNL) SPA and the Company 4 (BVIL) SPA;

“Company 4 (BVFVNL) Completion” has the meaning given to it in the Company 4 (BVFVNL) SPA;

“Company 4 (BVFVNL) Completion Date” has the meaning given to it in the Company 4 (BVFVNL) SPA;

“Company 4 (BVFVNL) Sale Shares” has the meaning given to it in the Company 4 (BVFVNL) SPA;

“Company 4 (BVFVNL) Sale Shares Consideration” has the meaning given to it in the Company 4 (BVFVNL) SPA;

“Company 4 (BVFVNL) SPA” has the meaning given to it in Clause 2.1.5(a);

“Company 4 (BVIL) Completion” has the meaning given to it in the Company 4 (BVIL) SPA;

“Company 4 (BVIL) Completion Date” has the meaning given to it in the Company 4 (BVIL) SPA;

“Company 4 (BVIL) Sale Shares” has the meaning given to it in the Company 4 (BVIL) SPA;

“Company 4 (BVIL) Sale Shares Consideration” has the meaning given to it in the Company 4 (BVIL) SPA;

“Company 4 (BVIL) SPA” has the meaning given to it in Clause 2.1.5(b);

“Company 5” has the meaning given to it in the Company 5 (Fund V) SPA and the Company 5 (BVIL) SPA;

“Company 5 BV SPV” has the meaning given to it in the Company 5 (Fund V) SPA and the Company 5 (BVIL) SPA;

“Company 5 (BVIL) Completion” has the meaning given to it in the Company 5 (BVIL) SPA;

“Company 5 (BVIL) Completion Date” has the meaning given to it in the Company 5 (BVIL) SPA;

“Company 5 (BVIL) Sale Shares” has the meaning given to it in the Company 5 (BVIL) SPA;

“Company 5 (BVIL) Sale Shares Consideration” has the meaning given to it in the Company 5 (BVIL) SPA;

“Company 5 (BVIL) SPA” has the meaning given to it in Clause 2.1.6(b);

“Company 5 (Fund V) Completion” has the meaning given to it in the Company 5 (Fund V) SPA;

“Company 5 (Fund V) Completion Date” has the meaning given to it in the Company 5 (Fund V) SPA;

“Company 5 (Fund V) Sale Shares” has the meaning given to it in the Company 5 (Fund V) SPA;

“Company 5 (Fund V) Sale Shares Consideration” has the meaning given to it in the Company 5 (Fund V) SPA;

“Company 5 (Fund V) SPA” has the meaning given to it in Clause 2.1.6(a);

“Company 6” has the meaning given to it in the Company 6 SPA;

“Company 6 Completion” has the meaning given to it in the Company 6 SPA;

“Company 6 Completion Date” has the meaning given to it in the Company 6 SPA;

“Company 6 Sale Shares” has the meaning given to it in the Company 6 SPA;

“Company 6 Sale Shares Consideration” has the meaning given to it in the Company 6 SPA;

“Company 6 SPA” has the meaning given to it in Clause 2.1.7;

“Company 7” has the meaning given to it in the Company 7 SPA;

“Company 7 Completion” has the meaning given to it in the Company 7 SPA;

“Company 7 Completion Date” has the meaning given to it in the Company 7 SPA;

“Company 7 Sale Shares” has the meaning given to it in the Company 7 SPA;

“Company 7 Sale Shares Consideration” has the meaning given to it in the Company 7 SPA;

“Company 7 SPA” has the meaning given to it in Clause 2.1.8;

“Company 8” has the meaning given to it in the Company 8 SPA;

“Company 8 BV SPV” has the meaning given to it in the Company 8 SPA;

“Company 8 Completion” has the meaning given to it in the Company 8 SPA;

“Company 8 Completion Date” has the meaning given to it in the Company 8 SPA;

“Company 8 Sale Shares” has the meaning given to it in the Company 8 SPA;

“Company 8 Sale Shares Consideration” has the meaning given to it in the Company 8 SPA;

“Company 8 SPA” has the meaning given to it in Clause 2.1.9;

“Company 9” has the meaning given to it in the Company 9 (Fund V) SPA and the Company 9 (BVIL) SPA;

“Company 9 BV SPV” has the meaning given to it in the Company 9 (Fund V) SPA and the Company 9 (BVIL) SPA;

“Company 9 (BVIL) Completion” has the meaning given to it in the Company 9 (BVIL) SPA;

“Company 9 (BVIL) Completion Date” has the meaning given to it in the Company 9 (BVIL) SPA;

“Company 9 (BVIL) Sale Shares” has the meaning given to it in the Company 9 (BVIL) SPA;

“Company 9 (BVIL) Sale Shares Consideration” has the meaning given to it in the Company 9 (BVIL) SPA;

“Company 9 (BVIL) SPA” has the meaning given to it in Clause 2.1.10(b);

“Company 9 (Fund V) Completion” has the meaning given to it in the Company 9 (Fund V) SPA;

“Company 9 (Fund V) Completion Date” has the meaning given to it in the Company 9 (Fund V) SPA;

“Company 9 (Fund V) Sale Shares” has the meaning given to it in the Company 9 (Fund V) SPA;

“Company 9 (Fund V) Sale Shares Consideration” has the meaning given to it in the Company 9 (Fund V) SPA;

“Company 9 (Fund V) SPA” has the meaning given to it in Clause 2.1.10(a);

“Company 10” has the meaning given to it in the Company 10 (Fund V) SPA and the Company 10 (BVIL) SPA;

“Company 10 BV SPV” has the meaning given to it in the Company 10 (Fund V) SPA and the Company 10 (BVIL) SPA;

“Company 10 (BVIL) Completion” has the meaning given to it in the Company 10 (BVIL) SPA;

“Company 10 (BVIL) Completion Date” has the meaning given to it in the Company 10 (BVIL) SPA;

“Company 10 (BVIL) Sale Shares” has the meaning given to it in the Company 10 (BVIL) SPA;

“Company 10 (BVIL) Sale Shares Consideration” has the meaning given to it in the Company 10 (BVIL) SPA;

“Company 10 (BVIL) SPA” has the meaning given to it in Clause 2.1.11(b);

“Company 10 Facility” means RUB 3,500,000,000 facility agreement originally entered into by, amongst others, Fund V and BV Mobility (as guarantors) on 11 December 2018 (as amended and restated from time to time);

“Company 10 (Fund V) Completion” has the meaning given to it in the Company 10 (Fund V) SPA;

“Company 10 (Fund V) Completion Date” has the meaning given to it in the Company 10 (Fund V) SPA;

“Company 10 (Fund V) Sale Shares” has the meaning given to it in the Company 10 (Fund V) SPA;

“Company 10 (Fund V) Sale Shares Consideration” has the meaning given to it in the Company 10 (Fund V) SPA;

“Company 10 (Fund V) SPA” has the meaning given to it in Clause 2.1.11(a);

“Company 10 Guarantee” means the guarantee granted by Fund V under the Company 10 Facility to secure the performance of obligations of the borrower under the Company 10 Facility;

“Company 11” has the meaning given to it in the Company 11 (Fund V) SPA and the Company 11 (BVIL) SPA;

“Company 11 BV SPV” has the meaning given to it in the Company 11 (Fund V) SPA and the Company 11 (BVIL) SPA;

“Company 11 (Fund V) Completion” has the meaning given to it in the Company 11 (Fund V) SPA;

“Company 11 (Fund V) Completion Date” has the meaning given to it in the Company 11 (Fund V) SPA;

“Company 11 (Fund V) Sale Shares” has the meaning given to it in the Company 11 (Fund V) SPA;

“Company 11 (Fund V) Sale Shares Consideration” has the meaning given to it in the Company 11 (Fund V) SPA;

“Company 11 (Fund V) SPA” has the meaning given to it in Clause 2.1.12(b);

“Company 11 (BVIL) Completion” has the meaning given to it in the Company 11 (BVIL) SPA;

“Company 11 (BVIL) Completion Date” has the meaning given to it in the Company 11 (BVIL) SPA;

“Company 11 (BVIL) Sale Shares” has the meaning given to it in the Company 11 (BVIL) SPA;

“Company 11 (BVIL) Sale Shares Consideration” has the meaning given to it in the Company 11 (BVIL) SPA;

“Company 11 (BVIL) SPA” has the meaning given to it in Clause 2.1.12(a);

“Competition Protection Law” means the Russian Federal Law No. 135-FZ “On Protection of Competition” dated 26 July 2006;

“Completion” means any of the following:

(a)	Company 1 Completion;

(b)	Company 2 (BVFVNL) Completion;

(c)	Company 2 (BVIL) Completion;

(d)	Company 3 (BVIL) Completion;

(e)	Company 3 (Fund V) Completion;

(f)	Company 4 (BVFVNL) Completion;

(g)	Company 4 (BVIL) Completion;

(h)	Company 5 (BVIL) Completion;

(i)	Company 5 (Fund V) Completion;

(j)	Company 6 Completion;

(k)	Company 7 Completion;

(l)	Company 8 Completion;

(m)	Company 9 (BVIL) Completion;

(n)	Company 9 (Fund V) Completion;

(o)	Company 10 (BVIL) Completion;

(p)	Company 10 (Fund V) Completion;

(q)	Company 11 (Fund V) Completion;

(r)	Company 11 (BVIL) Completion;

(s)	Ozon BV PEF Completion;

(t)	Ozon (15.59% (BVFVNL)) Completion;

(u)	Ozon (0.02% (BVFVNL)) Completion;

(v)	Ozon (0.36% (BVFVNL)) Completion;

(w)	Ozon (0.067% (BVIL)) Completion;

(x)	Ozon (8.91% (BV Ozon LP)) Completion;

(y)	Ozon (1.690% (BVIL)) Completion;

(z)	Ozon (0.07% (BVSIL)) Completion;

“Completion Date” means any of the following:

(a)	Company 1 Completion Date;

(b)	Company 2 (BVFVNL) Completion Date;

(c)	Company 2 (BVIL) Completion Date;

(d)	Company 3 (BVIL) Completion Date;

(e)	Company 3 (Fund V) Completion Date

(f)	Company 4 (BVFVNL) Completion Date;

(g)	Company 4 (BVIL) Completion Date;

(h)	Company 5 (BVIL) Completion Date;

(i)	Company 5 (Fund V) Completion Date;

(j)	Company 6 Completion Date;

(k)	Company 7 Completion Date;

(l)	Company 8 Completion Date;

(m)	Company 9 (BVIL) Completion Date;

(n)	Company 9 (Fund V) Completion Date

(o)	Company 10 (BVIL) Completion Date;

(p)	Company 10 (Fund V) Completion Date;

(q)	Company 11 (BVIL) Completion Date;

(r)	Company 11 (Fund V) Completion Date;

(s)	Ozon BV PEF Completion Date;

(t)	Ozon (15.59% (BVFVNL)) Completion Date;

(u)	Ozon (0.02% (BVFVNL)) Completion Date;

(v)	Ozon (0.36% (BVFVNL)) Completion Date;

(w)	Ozon (8.91% (BV Ozon LP)) Completion Date;

(x)	Ozon (1.690% (BVIL)) Completion Date;

(y)	Ozon (0.07% (BVSIL)) Completion Date; and

(z)	Ozon (0.067% (BVIL)) Completion Date;

“Confidential Information” has the meaning given to it in Clause 7.1;

“Control” means, in relation to any undertaking (being the “Controlled Person”), being:

(a)

entitled to exercise, or control the exercise of (directly or indirectly, by way of ownership or contractual rights) more than 50% of the voting power at any general meeting of the shareholders, members or partners or other equity holders (and including, in the case of a limited partnership, of the general partner or the limited partners of) (or in the case of a trust, of the beneficiaries thereof) in respect of all or substantially all matters falling to be decided by resolution or meeting of such persons; or

(b)

entitled (including by virtue of the provisions contained in the constitutional documents of the Controlled Person or pursuant to applicable governance rights or delegated authority in respect of such Controlled Person) to appoint or remove or control the appointment or removal of:

(i)

directors on the Controlled Person’s board of directors or its other governing body (or, in the case of a limited partnership, of the board or other governing body of its general partner) who are able (in the aggregate) to exercise more than 50% of the voting power at meetings of that board or governing body in respect of all or substantially all matters, or the sole executive body (including the general director or other equivalent body) of the Controlled Person; and/or

(ii)	any managing member of such Controlled Person;

(iii)	in the case of a limited partnership, its general partner; or

(iv)	in the case of a trust, its trustee and/or manager; or

(c)

entitled to exercise a dominant influence over the Controlled Person (otherwise than solely as a fiduciary) by virtue of the provisions contained in its constitutional documents or, in the case of a trust, trust deed pursuant to applicable governance rights or delegated authority in respect of such Controlled Person or pursuant to an agreement with other shareholders, partners, members or beneficiaries of the Controlled Person,

(d)

able (directly or indirectly) to direct or cause the direction of the management or policies of the Controlled Person or otherwise secure that the affairs of the Controlled Person are conducted in accordance with the wishes of the Controller, and “Controller”, “Controlled”, and “Controlling”, shall be construed accordingly;

“Countersanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Russian Federation, including, but not limited to, pursuant to the Decrees of the President of the Russian Federation adopted from time to time in connection with the actions of the United States of America and foreign states and international organizations in concert with them, related to the introduction of restrictive measures against citizens of the Russian Federation and Russian legal entities and in order to protect the national interests of the Russian Federation and in accordance with the Federal Laws No. 281-FZ of 30 December 2006 “On Special Economic Measures and Coercive Measures”, No. 390-FZ of 28 December 2010 “On Security” and No. 127-FZ of 4 June 2018 “On measures of influence (counteraction) to unfriendly actions of the United States of America and other foreign states”, including but not limited to, Decree 79, Decree 81, Decree 520 and Decree 618;

“Decree 79” means the Decree of the President of the Russian Federation No. 79 “On Application of Special Economic Measures in Connection with Unfriendly Actions of the United States of America and Foreign States and International Organizations Acting in Concert with Them” dated 28 February 2022;

“Decree 81” means the Decree of the President of the Russian Federation No. 81 “On Additional Temporary Economic Measures on Ensuring Financial Stability of the Russian Federation” dated 1 March 2022;

“Decree 520” means the Decree of the President of the Russian Federation No. 520 “On Application of Special Economic Measures in Financial and Fuel and Energy Sectors in Connection with Unfriendly Actions of Certain Foreign States and International Organisations” dated 5 August 2022;

“Decree 618” means the Decree of the President of the Russian Federation No. 618 “On Special Procedure for Conducting (Performing) Certain Types of Transaction (Operations) Among Certain Persons” dated 8 September 2022;

“Deferred Consideration” has the meaning given to it in Clause 3.9;

“Dispute” means a dispute arising between any of the Parties out of or in connection with this Agreement, including disputes arising out of or in connection with:

(a)	the creation, validity, effect, interpretation, termination, performance or non-performance of, or the legal relationships established by, this Agreement;

(b)	claims for set-off and counterclaims; and

(c)	any non-contractual obligations arising out of or in connection with this Agreement;

“EI” means Ms. Elena Ivashentseva, one of the Investor Managers;

“Encumbrance” means a lien, charge, claim, condition, equitable interest, option, pledge, security interest, mortgage, assignment, hypothecation, easement, right of first refusal, right of pre-emption, retention of ownership rights, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or right exercisable by a third party, or any agreement or arrangement having a similar effect to any of the foregoing, in any case, whether arising by operation of Law or contract, and to “Encumber” shall be construed accordingly;

“Facility 1” means RUB 2,309,758,500 facility agreement originally entered into by, amongst others, Fund V (as guarantor) on 19 November 2018 (as amended and restated from time to time);

“Facility 2” means RUB 2,630,968,000 facility agreement originally entered into by, amongst others, Fund V and Fund V Supplemental (as guarantors) on 31 October 2018 (as amended and restated from time to time);

“Facility 3” means RUB 3,000,000,000 facility agreement originally entered into on 2 December 2021 (as amended and restated from time to time);

“Family Member” means a natural person’s spouse, civil partner, relative, the spouse or civil partner of a relative and a relative of a spouse or civil partner and “relative” in this definition means a natural person’s mother, father, step-mother, step-father, child, step-child, brother, sister, step-brother, step-sister, half-brother or half-sister;

“Fermi Affiliate” means:

(a)	KIL; and / or

(b)	any Affiliate of KIL and / or

(c)	any Investor Manager; and / or

(d)	any Family Member of any Investor Manager; and / or

(e)	any legal entity, which is (directly or indirectly):

(i)	Controlled by any Investor Manager(s) (solely or jointly); and / or

(ii)	Controlled by any Family Member(s) of any Investor Manager(s) (solely or jointly); and / or

(iii)	jointly Controlled by any combination of persons referred to in (i) and (ii) above;

“Fermi’s Legal Counsel” means JSC “Better Chance”, with its offices located at 125047, Russia, Moscow, Gasheka st., 6;

“Fermi Payor” means the person, not subject to Sanctions, who has complied with all anti-money laundering and know-your-client requirements as reasonably requested by Fund V, nominated by Fermi to pay the Deferred Consideration on behalf of Fermi;

“Financial Statements” means consolidated financial statements (including balance sheets, profit and loss accounts, cash flow statements and notes to financial statements) prepared in accordance with IFRS (or in accordance with RAS if preparation of financial statements under IFRS becomes illegal or prohibited under any Law applicable to KIL).

“Fund V Guarantees” means the Guarantee 1, the Guarantee 2 and the Company 10 Guarantee;

“Fund V Representative” has the meaning given to it in Clause 10.6;

“Fund V Sellers” means:

(a)	BVFVNL;

(b)	BVIHL;

(c)	BVIVL;

(d)	BVSL;

(e)	Fund V Partnerships;

(f)	Fund V Supplemental;

“Global Deal” has the meaning given to it in paragraph (C) of the Recitals;

“Governmental Authority” means:

(a)

means the government of any jurisdiction (or any political or administrative subdivision thereof), whether provincial, state or local, and any department, ministry, agency, instrumentality, court, central bank or other authority thereof, including any entity directly or indirectly owned or controlled thereby;

(b)	any public international organisation or supranational body and its institutions, departments, agencies and instrumentalities; and

(c)

any quasi-governmental or private body or agency lawfully exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, licensing, competition, Tax or other governmental or quasi-governmental authority;

“Governmental Commission” means the Governmental Commission for Control over Foreign Investments in the Russian Federation established by the Decree of the Government of the Russian Federation No. 295 dated 6 March 2022 (or any relevant successor or the authorised subdivision of it);

“Guarantee 1” means the guarantee granted by Fund V under the Facility 1 to secure the performance of obligations of the borrower under the Facility 1;

“Guarantee 2” means each of the guarantees granted by Fund V and Fund V Supplemental under the Facility 2 to secure the performance of obligations of the borrower under the Facility 2;

“HKIAC” has the meaning given to it in Clause 11.2;

“HKIAC Rules” has the meaning given to it in Clause 11.2;

“IFRS” means the international financial reporting standards adopted or confirmed by the International Accounting Standards Board (IASB) as of the date of preparation of the corresponding reporting;

“Independent Accountant” has the meaning given to it in Clause 3.10.4(a)(i);

“Insolvency Event” means (in relation to any Party) any of the following:

(a)	it is unable or admits inability to pay its debts as they fall due;

(b)

it, by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts or starts negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(c)

a moratorium is declared or takes effect in respect of any of its indebtedness (if a moratorium occurs, the ending of the moratorium shall not remedy any Insolvency Event caused by that moratorium) due to actual or anticipated financial difficulties;

(d)	any corporate action, legal proceedings or other procedure or step is taken in relation to a party (in each case, whether by a party, its directors or a third party) in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration (whether out of court or otherwise) or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(ii)	a composition, compromise, assignment or arrangement with any creditor;

(iii)

the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the party or any of its assets (in each case whether out of court or otherwise); or

(iv)

enforcement of any security over any material assets of the party, including a creditor attaching or taking possession of, or distress, execution, sequestration or other process being levied or enforced upon or sued against, all or any part of those assets, but paragraph (d) above shall not apply to any corporate action, legal proceedings or other procedure or step taken in relation to:

(A)	a solvent liquidation of the party; or

(B)	any winding-up petition that is frivolous or vexatious and is discharged, stayed or dismissed within twenty-one (21) days of its presentation and, in any event, prior to it being advertised; or

(e)

any event occurs that corresponds to any of those in paragraphs (a) to (d) above in relation to the party or any of its assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject;

“Investor Managers” means one or more of the following persons: Ms. Elena Ivashentseva, Ms. Ekaterina Lukyanova, Mr. Dmitry Kamensky, Mr. Maxim Loginov, Mr. Dmitry Baburin, Mr. Igor Samsonov and any other investment professional that (i) are Russian nationals and at any time were employed by Baring Vostok Capital Partners Group Limited or its Russian branch or (ii) at the relevant time are employed by (a) Fermi; (b) LLC BVCPG; (c) any Affiliate of Fermi; or (d) any person, which is Controlled by any Affiliate of Fermi;

“KIL” means “Koenigsberg Investments” IC LLC, an international limited liability company established and existing under the laws of the Russian Federation, with main state registration number 1223900012313, having its registered office at 25 Solnechny Boulevard, floor 1, premises A/31, Kaliningrad, Kaliningrad Region, 236006, Russia;

“Law” means any applicable statute, law, rule, regulation, guideline, ordinance, code, judgement, decision, award, policy or rule of common law issued, administered or enforced by any Governmental Authority, or any judicial or administrative interpretation thereof including the rules of any stock exchange;

“LLC BVCPG” means Limited Liability Company “BVCPG” incorporated and existing under the laws of the Russian Federation with registration number 1227700147773, which has its registered office at 9 Lesnaya Street, 6th floor, premises 56, Moscow, 125196, Russia;

“Longstop Date” means 31 December 2023 or such other date, as may be agreed between the Parties;

“Ozon” means Ozon Holdings PLC, a company incorporated and registered under the laws of the Republic of Cyprus with registration number HE 104496, having its registered office at 2-4 Arch. Makarios III, 9th Floor Capital Centre, Nicosia, Cyprus;

“Ozon (15.59% (BVFVNL)) Completion” has the meaning given to it in the Ozon (15.59% (BVFVNL)) SPA;

“Ozon (15.59% (BVFVNL)) Completion Date” has the meaning given to it in the Ozon (15.59% (BVFVNL)) SPA;

“Ozon (15.59% (BVFVNL)) Sale Shares” has the meaning given to it in the Ozon (15.59% (BVFVNL)) SPA;

“Ozon (15.59% (BVFVNL)) Sale Shares Consideration” has the meaning given to it in the Ozon (15.59% (BVFVNL)) SPA;

“Ozon (15.59% (BVFVNL)) SPA” has the meaning given to it in Clause 2.1.4(b);

“Ozon (0.02% (BVFVNL)) Completion” has the meaning given to it in the Ozon (0.02% (BVFVNL)) SPA;

“Ozon (0.02% (BVFVNL)) Completion Date” has the meaning given to it in the Ozon (0.02% (BVFVNL)) SPA;

“Ozon (0.02% (BVFVNL)) Sale Shares” has the meaning given to it in the Ozon (0.02% (BVFVNL)) SPA;

“Ozon (0.02% (BVFVNL)) Sale Shares Consideration” has the meaning given to it in the Ozon (0.02% (BVFVNL)) SPA;

“Ozon (0.02% (BVFVNL)) SPA” has the meaning given to it in Clause 2.1.4(c);

“Ozon (0.36% (BVFVNL)) Completion” has the meaning given to it in the Ozon (0.36% (BVFVNL)) SPA;

“Ozon (0.36% (BVFVNL)) Completion Date” has the meaning given to it in the Ozon (0.36% (BVFVNL)) SPA;

“Ozon (0.36% (BVFVNL)) Sale Shares” has the meaning given to it in the Ozon (0.36% (BVFVNL)) SPA;

“Ozon (0.36% (BVFVNL)) Sale Shares Consideration” has the meaning given to it in the Ozon (0.36% (BVFVNL)) SPA;

“Ozon (0.36% (BVFVNL)) SPA” has the meaning given to it in Clause 2.1.4(d);

“Ozon (8.91% (BV Ozon LP)) Completion” has the meaning given to it in the Ozon (8.91% (BV Ozon LP)) SPA;

“Ozon (8.91% (BV Ozon LP)) Completion Date” has the meaning given to it in the Ozon (8.91% (BV Ozon LP)) SPA;

“Ozon (8.91% (BV Ozon LP)) Sale Shares” has the meaning given to it in the Ozon (8.91% (BV Ozon LP)) SPA;

“Ozon (8.91% (BV Ozon LP)) Sale Shares Consideration” has the meaning given to it in the Ozon (8.91% (BV Ozon LP)) SPA;

“Ozon (8.91% (BV Ozon LP)) SPA” has the meaning given to it in Clause 2.1.4(f);

“Ozon (1.690% (BVIL)) Completion” has the meaning given to it in the Ozon (1.690% (BVIL)) SPA;

“Ozon (1.690% (BVIL)) Completion Date” has the meaning given to it in the Ozon (1.690% (BVIL)) SPA;

“Ozon (1.690% (BVIL)) Sale Shares” has the meaning given to it in the Ozon (1.690% (BVIL)) SPA;

“Ozon (1.690% (BVIL)) Sale Shares Consideration” has the meaning given to it in the Ozon (1.690% (BVIL)) SPA;

“Ozon (1.690% (BVIL)) SPA” has the meaning given to it in Clause 2.1.4(g);

“Ozon (0.067% (BVIL)) Completion” has the meaning given to it in the Ozon (0.067% (BVIL)) SPA;

“Ozon (0.067% (BVIL)) Completion Date” has the meaning given to it in the Ozon (0.067% (BVIL)) SPA;

“Ozon (0.067% (BVIL)) Sale Shares” has the meaning given to it in the Ozon (0.067% (BVIL)) SPA;

“Ozon (0.067% (BVIL)) Sale Shares Consideration” has the meaning given to it in the Ozon (0.067% (BVIL)) SPA;

“Ozon (0.067% (BVIL)) SPA” has the meaning given to it in Clause 2.1.4(e);

“Ozon (0.07% (BVSIL)) Completion” has the meaning given to it in the Ozon (0.07% (BVSIL)) SPA;

“Ozon (0.07% (BVSIL)) Completion Date” has the meaning given to it in the Ozon (0.07% (BVSIL)) SPA;

“Ozon (0.07% (BVSIL)) Sale Shares” has the meaning given to it in the Ozon (0.07% (BVSIL)) SPA;

“Ozon (0.07% (BVSIL)) Sale Shares Consideration” has the meaning given to it in the Ozon (0.07% (BVSIL)) SPA;

“Ozon (0.07% (BVSIL)) SPA” has the meaning given to it in Clause 2.1.4(h);

“Ozon BV PEF” means BV Ozon Private Equity Fund Ltd, a company incorporated and registered under the laws of the Republic of Cyprus with registration number HE 419370, having its registered office at Griva Digeni, 115, Trident Center, Limassol 3101, Cyprus;

“Ozon BV PEF Completion” has the meaning given to it in the Ozon BV PEF SPA;

“Ozon BV PEF Completion Date” has the meaning given to it in the Ozon BV PEF SPA;

“Ozon BV PEF Sale Shares” means 1,000 ordinary shares with nominal value EUR 1.00 each in the share capital of the Ozon BV PEF, having the rights set out in the articles of association of the Ozon BV PEF and constituting 100% of the allotted and issued share capital of the Ozon BV PEF;

“Ozon BV PEF Sale Shares Consideration” has the meaning given to it in the Ozon BV PEF SPA;

“Ozon BV PEF SPA” has the meaning given to it in Clause 2.1.4(a);

“Party Warranties” has the meaning given to it in Clause 5.1;

“Pledge 1” means the pledge by BVFVNL of certain shares to the lender under the Facility 1 to secure the performance of obligations of the borrower under the Facility 1, created under the deed of pledge of share certificates and charge of shares originally entered into by, amongst others, BVFVNL (as pledgor) on 19 November 2018 (as amended and restated from time to time);

“Pledge 2” means the pledge by BVFVNL and BVIL of certain shares to the lender under the Facility 2 to secure the performance of obligations of the borrower under the Facility 2, created under the deed of pledge of share certificates and charge of shares originally entered into by, amongst others, BVFVNL and BVIL (as pledgors) on 31 October 2018 (as amended and restated from time to time);

“Pledge 3” means the second ranking-charge by BVFVNL of certain shares to the lender under the Facility 3 to secure the performance of obligations of the borrower under the Facility 3, created under the deed of charge of shares originally entered into by, amongst others, BVFVNL (as chargor) on 3 December 2021 (as amended and restated from time to time);

“RAS” means the rules of accounting as adopted for use in the Russian Federation in accordance with the Federal Law of the Russian Federation No. 402-FZ dated 6 December 2011 (as amended), and such other Law in respect of accounting as may be in force in the Russian Federation from time to time;

“Releases” has the meaning given to it in Clause 3.2;

“Remedy Period” has the meaning given to it in Clause 3.11;

“Representative” means, in relation to a Party, any Affiliate of that Party and any director, officer, employee, agent, consultant, adviser or representative of that Party or any of its Affiliates, in each case from time to time;

“Restricted Assignee” means any person(s) as may be agreed between Fermi and Fund V in writing from time to time;

“Restricted Party Claim” has the meaning given to it in Clause 11.8;

“Sale Companies” means:

(a)	Company 1;

(b)	Company 2 BV SPV;

(c)	Company 3 BV SPV;

(d)	Company 4;

(e)	Company 5 BV SPV;

(f)	Company 6;

(g)	Company 7;

(h)	Company 8 BV SPV;

(i)	Company 9 BV SPV;

(j)	Company 10 BV SPV;

(k)	Company 11 BV SPV;

(l)	Ozon; and

(m)	Ozon BV PEF;

“Sale Shares” means any of the following:

(a)	BV Funds Sale Shares;

(b)	BVIL Sale Shares; and

(c)	Ozon (0.07% (BVSIL)) Sale Shares;

“Sale Shares Consideration” means any of the following:

(a)	Company 1 Sale Shares Consideration;

(b)	Company 2 (BVFVNL) Sale Shares Consideration;

(c)	Company 2 (BVIL) Sale Shares Consideration;

(d)	Company 3 (BVIL) Sale Shares Consideration;

(e)	Company 3 (BVFVNL) Sale Shares Consideration;

(f)	Company 4 (BVFVNL) Sale Shares Consideration;

(g)	Company 4 (BVIL) Sale Shares Consideration;

(h)	Company 5 (BVIL) Sale Shares Consideration;

(i)	Company 5 (BVFVNL) Sale Shares Consideration;

(j)	Company 6 Sale Shares Consideration;

(k)	Company 7 Sale Shares Consideration;

(l)	Company 8 Sale Shares Consideration;

(m)	Company 9 (BVIL) Sale Shares Consideration;

(n)	Company 9 (Fund V) Sale Shares Consideration;

(o)	Company 10 (BVIL) Sale Shares Consideration;

(p)	Company 10 (Fund V) Sale Shares Consideration;

(q)	Company 11 (BVIL) Sale Shares Consideration;

(r)	Company 11 (Fund V) Sale Shares Consideration;

(s)	Ozon BV PEF Sale Shares Consideration;

(t)	Ozon (15.59% (BVFVNL)) Sale Shares Consideration;

(u)	Ozon (0.02% (BVFVNL)) Sale Shares Consideration;

(v)	Ozon (0.36% (BVFVNL)) Sale Shares Consideration;

(w)	Ozon (8.91% (BV Ozon LP)) Sale Shares Consideration;

(x)	Ozon (1.690% (BVIL)) Sale Shares Consideration;

(y)	Ozon (0.07% (BVSIL)) Sale Shares Consideration; and

(z)	Ozon (0.067% (BVIL)) Sale Shares Consideration;

“Sanctions” means financial, trade or other economic sanctions, laws or regulations enacted, implemented or administered by any Sanctions Authority (as defined below), including, but not limited to, sanctions applicable to entities and individuals designated on the “Specially Designated Nationals” list, “Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions” and “Consolidated List of Financial Sanctions Targets in the UK” or any other sanctions having the same effect (including as applied by Guernsey authorities);

“Sanctions Authority” means the United Nations Security Council, the European Union, any governmental authority of the European Union, Member States of the European Union, United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State) or the United Kingdom (including the Office of Financial Sanctions Implementation) that is responsible for enacting, imposing or administering the Sanctions;

“Sanctioned Person” means any person that is the subject of and/or target, directly or indirectly, of any Sanctions, including by reason of ownership or control or by establishment or operations in an embargoed jurisdiction;

“Simultaneous Completion” has the meaning given to it in Clause 3.17;

“SPA” means any of the following:

(a)	Company 1 SPA;

(b)	Company 2 (BVFVNL) SPA;

(c)	Company 2 (BVIL) SPA;

(d)	Company 3 (BVIL) SPA;

(e)	Company 3 (Fund V) SPA;

(f)	Company 4 (BVFVNL) SPA;

(g)	Company 4 (BVIL) SPA;

(h)	Company 5 (BVIL) SPA;

(i)	Company 5 (Fund V) SPA;

(j)	Company 6 SPA;

(k)	Company 7 SPA;

(l)	Company 8 SPA;

(m)	Company 9 (BVIL) SPA;

(n)	Company 9 (Fund V) SPA;

(o)	Company 10 (BVIL) SPA;

(p)	Company 10 (Fund V) SPA;

(q)	Company 11 (BVIL) SPA;

(r)	Company 11 (Fund V) SPA;

(s)	Ozon BV PEF SPA;

(t)	Ozon (15.59% (BVFVNL)) SPA;

(u)	Ozon (0.02% (BVFVNL)) SPA;

(v)	Ozon (0.36% (BVFVNL)) SPA;

(w)	Ozon (8.91% (BV Ozon LP)) SPA;

(x)	Ozon (1.690% (BVIL)) SPA;

(y)	Ozon (0.067% (BVIL)) SPA; and

(z)	Ozon (0.07% (BVSIL)) SPA;

“Target Asset” means any of the following group of companies operating in Russia:

(a)	Company 1;

(b)	Company 2;

(c)	Company 3;

(d)	Company 4;

(e)	Company 5;

(f)	Company 6;

(g)	Company 7;

(h)	Company 8;

(i)	Company 9;

(j)	Company 10;

(k)	Company 11; and

(l)	Ozon;

“Tax” or “Taxation” includes the following and amounts payable on account of them: (a) taxes on gross or net income, profits and gains, and (b) all other taxes, levies, duties, imposts, charges and withholdings or any nature, including any excise, property, value added, sales, stamp, transfer, franchise or payroll taxes (including national insurance or social security contributions), the clawback or other recovery of any credit or other amount previously paid by a Tax authority, and any payment which the relevant person may be or become bound to make to any person as a result of the discharge by that person of any tax which the relevant person has failed to discharge, together with all penalties, charges, fees and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person;

“Third-Party Assignee” means any reputable and financially stable person, which immediately prior to a contemplated assignment or transfer of rights and/or obligations taking effect, is not:

(a)	a Sanctioned Person or an Affiliate of a Sanctioned Person; and

(b)	so far as the BV Funds, BVIL, BVSIL and Obligors are aware, a Restricted Assignee or an Affiliate of a Restricted Assignee; and

(c)

so far as the BV Funds, BVIL, BVSIL and Obligors are aware, acting on behalf of, at the direction of, under the influence or control of, or otherwise for the benefit of any Sanctioned Person, Restricted Assignee or any of their respective Affiliates;

“Transaction Documents” means this Agreement, the SPAs and any other agreement entered into on or following the date hereof relating to the restructuring and/or full divestment of all direct and/or indirect equity interests and rights in the Target Assets by BV Funds, BVSIL and BVIL;

“USD 40 mln Facility” has the meaning given to it in paragraph (B) of the Recitals; and

“Working Hours” means 9.30 am to 5.30 pm in the relevant location on a Business Day.

Interpretation

1.2	In this Agreement, unless the content requires otherwise:

1.2.1	use of the singular shall include the plural and vice versa; and references to one gender include all genders;

1.2.2

references to any English, U.S., E.U., Guernsey or Russian legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England, U.S., E.U., Guernsey or Russia (as relevant) be deemed to include what most nearly approximates the legal term in such jurisdiction and references to any English, U.S., E.U., Guernsey or Russian statute or enactment shall be deemed to include any equivalent or analogous laws or rules in any other jurisdiction;

1.2.3

references to a “person” include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (in any case, whether or not it has separate legal personality);

1.2.4

except as otherwise expressly provided in this Agreement, any reference to an enactment (which includes any legislation in any jurisdiction) includes references to: (i) that enactment as amended, consolidated or re-enacted by or under any other enactment whenever made; (ii) any enactment that that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) whenever made under that enactment, as amended, consolidated or re-enacted as described at (i) or (ii), except to the extent that any of the matters referred to in (i) to (iii) occurs on or after the date of this Agreement and increases or alters the liability of a Party under this Agreement;

1.2.5

except as otherwise expressly provided in this Agreement, any reference to a document or agreement (including this Agreement) include a reference to that document or agreement as varied, amended, supplemented, substituted, novated or assigned from time to time;

1.2.6

any undertaking of a Party under this Agreement not to do any act or thing shall be deemed to include an undertaking to use its reasonable endeavours not to permit or assist the doing of that act or thing;

1.2.7	references to “USD” or “US dollars” are references to the lawful currency from time to time of the United States of America;

1.2.8	references to “EUR” or “Euros” are references to the lawful currency from time to time of the European Union;

1.2.9	references to “RUB” or “Russian Roubles” are references to the lawful currency from time to time of the Russian Federation;

1.2.10

any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given, on the next Business Day. If a period is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

1.2.11

the eiusdem generis principle of construction shall not apply to this Agreement, accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Therefore, any phrase introduced by the terms “other,” or “otherwise”, “whatsoever”, “including”, “include”, “for example” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding or following those terms;

1.2.12	the phrases “to the extent” and “to the extent that” are used to indicate an element of degree and are not synonymous with the word “if”, and similar expressions shall be construed in the same way;

1.2.13	references to “writing” shall include any modes of reproducing words in any legible form (but shall not include email unless expressly stated otherwise);

1.2.14	references to Schedules and Clauses are to, respectively, Schedules to and Clauses of this Agreement (unless otherwise specified); and

1.2.15

definitions contained in this Agreement are used for the purposes of interpretation of this Agreement only and if there is any inconsistency between any definition set out in Schedule and a definition set out in any Clause or any other Schedule, then, for the purposes of construing that Clause or Schedule, the definition set out in that Clause or Schedule shall prevail.

1.3	References to this Agreement include any Schedules. The Schedules comprise schedules to this Agreement and form part of this Agreement.

1.4

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provisions of this Agreement.

2.	SALE OF THE SALE SHARES

Sale Shares

2.1	On and subject to the terms and conditions of this Agreement, on or around the date of this Agreement:

2.1.1

Fermi (as purchaser) shall and BVFVNL and BVIL shall procure that BVIHL (as seller) shall enter into a share purchase agreement in respect of the Company 1 Sale Shares, substantially in the form and on terms set out in Schedule 1 (Company 1 SPA), whereby BVIHL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 1 Sale Shares (including all rights and benefits attaching thereto) (the “Company 1 SPA”);

2.1.2

(a)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 2 (BVFVNL) Sale Shares, substantially in the form and on terms set out in Part A (Company 2 (BVFVNL) Sale Shares) of Schedule 2 (Company 2 SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 2 (BVFVNL) Sale Shares (including all rights and benefits attaching thereto) (the “Company 2 (BVFVNL) SPA”); and

(b)

BVIL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 2 (BVIL) Sale Shares, substantially in the form and on terms set out in Part B (Company 2 (BVIL) Sale Shares) of Schedule 2 (Company 2 SPAs), whereby BVIL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 2 (BVIL) Sale Shares (including all rights and benefits attaching thereto) (the “Company 2 (BVIL) SPA”);

2.1.3

(a)

the Fund V Partnerships (as sellers) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 3 (Fund V) Sale Shares, substantially in the form and on terms set out in Part A (Company 3 (Fund V) Sale Shares) of Schedule 3 (Company 3 SPAs), whereby the Fund V Partnerships as the legal and beneficial owners of the Company 3 (Fund V) Sale Shares, shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 3 (Fund V) Sale Shares and full legal and beneficial title therein (including all rights and benefits attaching thereto) (the “Company 3 (Fund V) SPA”);

(b)

BVIL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 3 (BVIL) Sale Shares, substantially in the form and on terms set out in Part B (Company 3 (BVIL) Sale Shares) of Schedule 3 (Company 3 SPAs), whereby BVIL as the legal and beneficial owner of the Company 3 (BVIL) Sale Shares, shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 3 (BVIL) Sale Shares and full legal and beneficial title therein (including all rights and benefits attaching thereto) (the “Company 3 (BVIL) SPA”);

2.1.4

(a)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Ozon BV PEF Sale Shares, substantially in the form and on terms set out in Part A (Ozon BV PEF Sale Shares) of Schedule 12 (Ozon SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Ozon BV PEF Sale Shares (including all rights and benefits attaching thereto) (the “Ozon BV PEF SPA”);

(b)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Ozon (15.59% (BVFVNL)) Sale Shares, substantially in the form and on terms set out in Part B (Ozon (15.59% (BVFVNL)) Sale Shares) of Schedule 12 (Ozon SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Ozon (15.59% (BVFVNL)) Sale Shares (including all rights and benefits attaching thereto) (the “Ozon (15.59% (BVFVNL)) SPA”);

(c)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Ozon (0.02% (BVFVNL)) Sale Shares, substantially in the form and on terms set out in Part C (Ozon (0.02% (BVFVNL)) Sale Shares) of Schedule 12 (Ozon SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Ozon (0.02% (BVFVNL)) Sale Shares (including all rights and benefits attaching thereto) (the “Ozon (0.02% (BVFVNL)) SPA”);

(d)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Ozon (0.36% (BVFVNL)) Sale Shares, substantially in the form and on terms set out in Part D (Ozon (0.36% (BVFVNL)) Sale Shares) of Schedule 12 (Ozon SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Ozon (0.36% (BVFVNL)) Sale Shares (including all rights and benefits attaching thereto) (the “Ozon (0.36% (BVFVNL)) SPA”);

(e)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Ozon (0.067% (BVIL)) Sale Shares, substantially in the form and on terms set out in Part E (Ozon (0.067% (BVIL)) Sale Shares) of Schedule 12 (Ozon SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Ozon (0.067% (BVIL)) Sale Shares (including all rights and benefits attaching thereto) (the “Ozon (0.067% (BVIL)) SPA”);

(f)

BV Ozon LP (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Ozon (8.91% (BV Ozon LP)) Sale Shares, substantially in the form and on terms set out in Part F (Ozon (8.91% (BV Ozon LP)) Sale Shares) of Schedule 12 (Ozon SPAs), whereby BV Ozon LP shall sell and transfer and Fermi shall purchase and accept the transfer of the Ozon (8.91% (BV Ozon LP)) Sale Shares (including all rights and benefits attaching thereto) (the “Ozon (8.91% (BV Ozon LP)) SPA”);

(g)

BV Ozon LP (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Ozon (1.690% (BVIL)) Sale Shares, substantially in the form and on terms set out in Part G (Ozon (1.690% (BVIL)) Sale Shares) of Schedule 12 (Ozon SPAs), whereby BV Ozon LP shall sell and transfer and Fermi shall purchase and accept the transfer of the Ozon (1.690% (BVIL)) Sale Shares (including all rights and benefits attaching thereto) (the “Ozon (1.690% (BVIL)) SPA”);

(h)

BVSIL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Ozon (0.07% (BVSIL)) Sale Shares, substantially in the form and on terms set out in Part H (Ozon (0.07% (BVSIL)) Sale Shares) of Schedule 12 (Ozon SPAs), whereby BVSIL shall sell and transfer and Fermi shall purchase and accept the transfer of the Ozon (0.07% (BVSIL)) Sale Shares (including all rights and benefits attaching thereto) (the “Ozon (0.07% (BVSIL)) SPA”);

2.1.5

(a)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 4 (BVFVNL) Sale Shares, substantially in the form and on terms set out in Part A (Company 4 (BVFVNL) Sale Shares) of Schedule 4 (Company 4 SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 4 (BVFVNL) Sale Shares (including all rights and benefits attaching thereto) (the “Company 4 (BVFVNL) SPA”); and

(b)

BVIL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 4 (BVIL) Sale Shares, substantially in the form and on terms set out in Part B (Company 4 (BVIL) Sale Shares) of Schedule 4 (Company 4 SPAs), whereby BVIL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 4 (BVIL) Sale Shares (including all rights and benefits attaching thereto) (“Company 4 (BVIL) SPA”);

2.1.6

(a)

the Fund V Partnerships and Fund V Supplemental (as sellers) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 5 (Fund V) Sale Shares, substantially in the form and on terms set out in Part A (Company 5 (Fund V) Sale Shares) of Schedule 5 (Company 5 SPAs), whereby the Fund V Partnerships and Fund V Supplemental shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 5 (Fund V) Sale Shares (including all rights and benefits attaching thereto) (the “Company 5 (Fund V) SPA”);

(b)

BVIL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 5 (BVIL) Sale Shares, substantially in the form and on terms set out in Part B (Company 5 (BVIL) Sale Shares) Schedule 5 (Company 5 SPAs), whereby BVIL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 5 (BVIL) Sale Shares (including all rights and benefits attaching thereto) (the “Company 5 (BVIL) SPA”);

2.1.7

BVSL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 6 Sale Shares, substantially in the form and on terms set out in Schedule 6 (Company 6 SPA), whereby BVSL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 6 Sale Shares (including all rights and benefits attaching thereto) (the “Company 6 SPA”);

2.1.8

Fermi (as purchaser) shall and BVFVNL and BVIL shall procure that BVIVL (as seller) shall enter into a share purchase agreement in respect of the Company 7 Sale Shares, substantially in the form and on terms set out in Schedule 7 (Company 7 SPA), whereby BVIVL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 7 Sale Shares (including all rights and benefits attaching thereto) (the “Company 7 SPA”);

2.1.9

BVSL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 8 Sale Shares, substantially in the form and on terms set out in Schedule 8 (Company 8 SPA), whereby BVSL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 8 Sale Shares (including all rights and benefits attaching thereto) (the “Company 8 SPA”);

2.1.10

(a)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 9 (Fund V) Sale Shares, substantially in the form and on terms set out in Part A (Company 9 (Fund V) Sale Shares) of Schedule 9 (Company 9 SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 9 (Fund V) Sale Shares (including all rights and benefits attaching thereto) (the “Company 9 (Fund V) SPA”);

(b)

BVFVNL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 9 (BVIL) Sale Shares, substantially in the form and on terms set out in Part B (Company 9 (BVIL) Sale Shares) of Schedule 9 (Company 9 SPAs), whereby BVFVNL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 9 (BVIL) Sale Shares (including all rights and benefits attaching thereto) (the “Company 9 (BVIL) SPA”);

2.1.11

(a)

the Fund V Partnerships and Fund V Supplemental (as sellers) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 10 (Fund V) Sale Shares, substantially in the form and on terms set out in Part A (Company 10 (Fund V) Sale Shares) of Schedule 10 (Company 10 SPAs), whereby the Fund V Partnerships and Fund V Supplemental shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 10 (Fund V) Sale Shares (including all rights and benefits attaching thereto) (the “Company 10 (Fund V) SPA”);

(b)

BVIL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 10 (BVIL) Sale Shares, substantially in the form and on terms set out in Part B (Company 10 (BVIL) Sale Shares) of Schedule 10 (Company 10 SPAs), whereby BVIL shall sell and transfer and Fermi shall purchase and accept the transfer of the Company 10 (BVIL) Sale Shares (including all rights and benefits attaching thereto) (the “Company 10 (BVIL) SPA”);

2.1.12

(a)

the Fund V Partnerships and Fund V Supplemental (as sellers) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 11 (Fund V) Sale Shares, substantially in the form and on terms set out in Part A (Company 11 (Fund V) Sale Shares) of Schedule 11 (Company 11 SPAs), whereby the Fund V Partnerships and Fund V Supplemental shall sell and transfer and Fermi shall purchase and accept the transfer of Company 11 (Fund V) Sale Shares (including all rights and benefits attaching thereto) (the “Company 11 (Fund V) SPA”); and

(b)

BVIL (as seller) and Fermi (as purchaser) shall enter into a share purchase agreement in respect of the Company 11 (BVIL) Sale Shares, substantially in the form and on terms set out in Part B (Company 11 (BVIL) Sale Shares) of Schedule 11 (Company 11 SPAs), whereby BVIL shall sell and transfer and Fermi shall purchase and accept the transfer of Company 11 (BVIL) Sale Shares (including all rights and benefits attaching thereto) (the “Company 11 (BVIL) SPA”).

3.	CONSIDERATION

BV Funds Consideration

3.1

Following each relevant Completion in which the BV Funds, BVIHL and/or BVIVL are seller(s), Fermi shall pay the relevant seller(s) for the relevant Sale Shares transferred at such Completion the Sale Shares Consideration in accordance with the terms of the respective SPAs. For the avoidance of doubt, notwithstanding the foregoing of this Clause 3.1, the relevant Sale Shares shall not be deemed Encumbered in favour of BV Funds, BVIHL and/or BVIVL (either at or following each relevant Completion) as a security for the Fermi’s obligations to perform the payment of the Sale Shares Consideration to BV Funds, BVIHL and/or BVIVL in accordance with the terms of the respective SPAs.

3.2

The Parties have agreed that the irrevocable, unconditional and unilateral release of the relevant BV Funds (and BVIL in case of the Pledge 2) at the relevant Completion from the following guarantees and pledges granted to secure the performance of obligations of the relevant borrowers under (i) the Facility 1; (ii) the Facility 2; (iii) the Facility 3 and (iv) the Company 10 Facility:

3.2.1	Guarantee 1;

3.2.2	Pledge 1;

3.2.3	Guarantee 2;

3.2.4	Pledge 2;

3.2.5	Pledge 3;

3.2.6	Company 10 Guarantee,

(the “Releases”),

constitutes a material part of the consideration for the transfer of the BV Funds Sale Shares to Fermi on the terms set out in this Agreement and the respective SPAs.

3.3

The Parties acknowledge and agree that each of the BV Funds and the Obligors (as defined in the Guarantees) and any of their shareholders, members, directors, officers, employees, administrators or agents or anyone on their behalf shall not:

3.3.1	be involved with or participate in any way in Fermi’s negotiations, agreements and/or arrangements relating to the Releases; or

3.3.2	sign any documentation in order for the Releases to be valid and effective.

3.4

The Releases will be evidenced by delivery to the Fund V Partnerships and Fund V Supplemental (to a Representative nominated by the Fund V Partnerships and Fund V Supplemental) of the originals in Moscow, the Russian Federation at the offices of Fermi’s Legal Counsel (except for the Release stipulated in Clause 3.2.6, which shall be evidenced by an electronic copy of a document referred to in Clause 3.4.6, with an original to follow within ten (10) Business Days following execution of the relevant deed of termination and release):

3.4.1	in respect of the Guarantee 1 – a duly executed and dated deed of termination and release, in a form and substance satisfactory to Fund V (acting reasonably and in good faith);

3.4.2	in respect of the Pledge 1 – a duly executed and dated deed of termination and release, in a form and substance satisfactory to Fund V (acting reasonably and in good faith);

3.4.3	in respect of the Guarantee 2 – a duly executed and dated deed of termination and release, in a form and substance satisfactory to Fund V (acting reasonably and in good faith);

3.4.4	in respect of the Pledge 2 – a duly executed and dated deed of termination and release, in a form and substance satisfactory to Fund V (acting reasonably and in good faith);

3.4.5	in respect of the Pledge 3 – a duly executed and dated deed of termination and release, in a form and substance satisfactory to Fund V (acting reasonably and in good faith);

3.4.6	in respect of the Company 10 Guarantee – a duly executed and dated deed of termination and release, in a form and substance satisfactory to Fund V (acting reasonably and in good faith).

BVSIL Consideration

3.5

Following the Ozon (BVSIL) Completion, Fermi shall pay BVSIL the Ozon (0.07% (BVSIL)) Sale Shares Consideration for the Ozon (0.07% (BVSIL)) Sale Shares transferred at such Completion, in accordance with the terms of the Ozon (0.07% (BVSIL)) SPA. For the avoidance of doubt, notwithstanding the foregoing of this Clause 3.5, the Ozon (0.07% (BVSIL)) Sale Shares shall not be deemed Encumbered in favour BVSIL (either at or following the Ozon (BVSIL) Completion) as a security for the Fermi’s obligations to perform the payment of the Ozon (0.07% (BVSIL)) Sale Shares Consideration to BVSIL in accordance with the terms of the Ozon (0.07% (BVSIL)) SPA.

BVIL Consideration

3.6

Following each relevant Completion in which BVIL is the seller, Fermi shall pay BVIL for the relevant BVIL Sale Shares transferred at such Completion the Sale Shares Consideration in accordance with the terms of the respective SPAs. For the avoidance of doubt, notwithstanding the foregoing of this Clause 3.6, the relevant BVIL Sale Shares shall not be deemed Encumbered in favour BVIL (either at or following each relevant Completion) as a security for the Fermi’s obligations to perform the payment of the Sale Shares Consideration to BVIL in accordance with the terms of the respective SPAs.

3.7

The Parties have agreed that the full and irrevocable discharge of BVIL’s obligations under the USD 40 mln Facility (the “BVIL Release”) at the relevant Completion constitutes a condition for and a part of the consideration for the transfer of the BVIL Sale Shares to Fermi on the terms set out in this Agreement and the respective SPAs. The BVIL Release will be evidenced by the delivery to BVIL (or a representative nominated by BVIL) of the original documents confirming the BVIL Release, in a form and substance satisfactory to BVIL (acting reasonably and in good faith).

3.8	The Parties acknowledge and agree that BVIL and any of their shareholders, members, directors, officers, employees, administrators or agents or anyone on their behalf shall not:

3.8.1	be involved with or participate in any way in Fermi’s negotiations, agreements and/or arrangements relating to the BVIL Release; or

3.8.2	sign any documentation in order for the BVIL Release to be valid and effective.

Deferred Consideration

3.9

Following and conditional upon Completion of Fermi’s purchase of the Company 3 (Fund V) Sale Shares, the Company 3 (BVIL) Sale Shares, the Company 5 (Fund V) Sale Shares, the Company 5 (BVIL) Sale Shares, the Company 7 Sale Shares and the Ozon (15.59% (BVFVNL)) Sale Shares, Fermi shall (or shall procure that the Fermi Payor shall) pay Fund V (or its successor(s)), which is acting in its own capacity and as agent for and on behalf of the other BV Sellers (and such BV Sellers hereby appoint Fund V as agent and agree that Fund V shall be entitled to act as their agent and on their behalf for purposes of this Clause 3.9), a deferred cash amount of USD 150,000,000.00 (one hundred and fifty million US dollars) or its equivalent in a mutually agreed currency (the “Deferred Consideration”), without interest, on or before the thirty-six (36) month anniversary of the Simultaneous Completion (as defined in Clause 3.17 below), subject to Clauses 3.11 and 3.14 and provided, however, that the Parties may agree to extend the maturity date for up to one (1) year by mutual written agreement. Payment of the Deferred Consideration may be made in whole or in part from time to time on or before maturity without penalty. For the avoidance of doubt, only Fund V (or its successor(s)) shall be entitled to demand payment of the Deferred Consideration from Fermi under this Agreement.

3.10

From the date of the Simultaneous Completion and until the date on which full satisfaction occurs of the obligation to make the payment of the Deferred Consideration in accordance with Clause 3.9 of this Agreement, Fermi:

3.10.1	shall not cease to be Controlled by EI;

3.10.2

subject to Clause 3.12, shall not (directly or indirectly) sell, transfer, assign or otherwise dispose of any of its assets, to the extent such sale, transfer, assignment or disposal would cause the Consolidated Net Worth to fall below USD 200,000,000, unless such sale, transfer, assignment or disposal is made to enable it (or a Fermi Affiliate, if necessary) to perform Fermi’s obligation to make the payment of the Deferred Consideration in accordance with Clause 3.9 of this Agreement;

3.10.3

shall ensure that it or its Affiliate(s) has sufficient cash and/or cash equivalents to pay the Deferred Consideration by the date when it becomes due and payable in accordance with Clause 3.9 of this Agreement, for the purposes of Clause 3.10.2 the “Consolidated Net Worth” shall mean the excess of KIL’s consolidated total assets over KIL’s consolidated total liabilities, as determined in accordance with the most recent Financial Statements of KIL provided to Fund V pursuant to Clause 3.10.4 of the Agreement, and, if necessary, converted into USD at the USD / RUB rate published by the CBR on its official website for the date as at which these Financial Statements were drawn up.

3.10.4	shall provide Fund V with:

(a)	copies of the following Financial Statements of KIL:

(i)

annual Financial Statements audited by one of the following accounting firms operating under the tradenames “KEPT” (https://kept.ru/), “TeDo” (https://tedo.ru/), “B1” (https://b1.ru/) and “DelRet” (https://delret.ru/), or their respective successors, or another accounting firm reasonably satisfactory to Fund V (an “Independent Accountant”) – not later than one hundred and fifty (150) days after 31 December 2023 and 31 December of each following calendar year;

(ii)	semi-annual Financial Statements (not audited nor reviewed by an Independent Accountant) – not later than ninety (90) days after 30 June 2023 and 30 June of each following calendar year;

3.10.5

simultaneously with provision of the Financial Statements of KIL, shall provide Fund V with an extract from the registry (redacted), certified by the CEO of KIL, evidencing the name of the CEO and confirming that EI has Control over KIL, as well as such other documents relating to confirmation of EI’s Control over KIL, as may be reasonably requested by Fund V; and

3.10.6

shall provide Fund V with documents reasonably requested by Fund V to conduct its customary “know-your-client” checks (provided that Fund V is only entitled to request such documents (i) for the purposes of receiving the Deferred Consideration and any other payment under the Transaction Documents and/or (ii) whenever Fund V is required to conduct its customary “know-your-client” checks in respect of Fermi under applicable Law and/or compliance policies, which apply to Fund V).

3.11

If (i) Fermi has failed to comply with any of its obligations under Clauses 3.10.2 to 3.10.5 or ceases to be Controlled by EI; (ii) twenty (20) Business Days have elapsed from Fund V giving a written notice to Fermi of Fermi’s failure to comply with any of such obligations (the “Remedy Period”); and (iii) such failure has not been remedied and remains not remedied (and not waived by Fund V at its discretion), then upon expiry of the Remedy Period, Fund V may by written notice to Fermi declare the Deferred Consideration due and payable, in which case Fermi shall pay the Deferred Consideration within twenty (20) Business Days after the receipt of such written notice by Fermi. If, upon expiry of the additional twenty (20) Business Days after the Remedy Period, Fermi has failed to pay the Deferred Consideration, it shall be in default of its obligation to pay the Deferred Consideration under Clause 3.9 and the outstanding portion of the Deferred Consideration will be immediately due and payable, and shall accrue interest at the rate specified in Clause 10.29.

3.12

Fermi shall not be in breach of its obligations under Clause 3.10.2 to the extent that the Consolidated Net Worth falls below USD 200,000,000 solely as a result of any seizure, expropriation, nationalization, compulsory acquisition, intervention, restriction or any other such action by or on behalf of any Governmental Authority in relation to any of Fermi’s assets in which neither it or any Fermi Affiliate retains any economic rights or ownership, provided that (i) unless otherwise agreed by Fund V in writing, any compensation or reimbursement received by Fermi as a result of such action shall be retained by Fermi, free and clear of any Encumbrance, until full satisfaction of its obligation to pay the Deferred Consideration, and (ii) such action is not attributable to any breach by Fermi or KIL of any applicable Law or contractual obligation. For the avoidance of doubt, nothing in this Clause shall affect Fermi’s obligations under Clause 3.9.

3.13

The Parties acknowledge and agree that the payment of the Deferred Consideration shall be subject to compliance with all Laws, including Sanctions and Countersanctions, that apply to the relevant Parties. In the event that any Law (including Sanction or Countersanction) prohibits payment from a Russian account, Fermi shall pay the Deferred Consideration from an account outside of Russia, or arrange the payment to be made by the Fermi Payor, in each case, subject to compliance by Fermi and the Fermi Payor with all Laws, including Sanctions and Countersanctions (if applicable). In the event that any Law (including Sanction or Countersanction) requires a permission or authorization for making the payment of the Deferred Consideration, Fermi shall use best efforts to obtain (or ensure that the Fermi Payor obtains) such permission or authorization and Fund V shall use reasonable efforts to provide, as soon as reasonably practicable upon the relevant request, to Fermi such documents and information as may be reasonably required in connection with an application for such permission or authorization.

3.14

Subject to Clause 3.15, if on the thirty-six (36) month anniversary of the Simultaneous Completion (provided that the Parties did not agree on a one-year extension of the maturity date for payment of the Deferred Consideration in accordance with Clause 3.9), neither Fermi nor the Fermi Payor is able to make the payment of the Deferred Consideration solely due to any restrictions under applicable Laws, including Sanctions and Countersanctions, then:

3.14.1

Fermi shall be entitled to make the payment of the Deferred Consideration (together with any accrued interest pursuant to Clause 3.14.2) until the forty-eight (48) month anniversary of the Simultaneous Completion (without being deemed to be in breach of its obligation to make the payment of the Deferred Consideration); and

3.14.2

Fermi shall pay interest on any outstanding amount of the Deferred Consideration from the date immediately following the thirty-six (36) month anniversary of the Simultaneous Completion until the forty-eight (48) month anniversary of the Simultaneous Completion at an interest rate equal to eight percent (8%) per annum (based on a 365-day year).

For the avoidance of doubt, failure by Fermi to make payment of the Deferred Consideration (together with any accrued interest pursuant to Clause 3.14.2) in full on or before the forty-eight (48) month anniversary of the Simultaneous Completion for any reason constitutes a breach of this Agreement and Fund V is entitled to exercise any and all of its rights under the Transaction Documents in respect of such breach, and the outstanding portion of the Deferred Consideration shall accrue interest in accordance with Clause 10.29.

3.15

If (i) Fund V notifies Fermi that it is unable to receive any payment of the Deferred Consideration, or (ii) Fermi or the Fermi Payor has initiated any payment of the Deferred Consideration but Fund V is unable to receive such payment, in either case due to any restrictions under applicable Laws (including Sanctions), then Fermi shall not be deemed to be in breach of its obligation to make the payment of the Deferred Consideration under this Agreement and no interest (either under Clause 3.14.2 or Clause 10.29) shall accrue for so long as Fund V remains unable to receive the Deferred Consideration from Fermi and the Fermi Payor. Fund V shall immediately notify Fermi in writing once it becomes able to receive the Deferred Consideration from Fermi or the Fermi Payor.

3.16

Each Party shall execute such documents and instruments and do such acts and things as the other Parties may reasonably require for the purpose of conferring on Fund V as creditor the full benefit of the Deferred Consideration including, for the avoidance of doubt and without limitation, any documents, instruments, acts or things which may from time to time be required or desirable to give effect to the obligation contemplated hereby.

3.17

Notwithstanding any provision of any SPA to the contrary, the Parties agree that, the Company 3 (Fund V) Completion, the Company 3 (BVIL) Completion, the Company 5 (Fund V) Completion, the Company 5 (BVIL) Completion, the Company 7 Completion and the Ozon (15.59% (BVFVNL)) Completion shall take place on the same date (the “Simultaneous Completion”).

3.18

Notwithstanding any provision of any SPA to the contrary, no seller under any SPA relating to any BV Funds Sale Shares (except the Company 10 (BVIL) Sale Shares, Company 10 (Fund V) Sale Shares, the Ozon (8.91% (BV Ozon LP)) Sale Shares, the Ozon (0.07% (BVSIL)) Sale Shares, the Ozon (0.02% (BVFVNL)) Sale Shares) and the Ozon (0.36% (BVFVNL)) Sale Shares), shall have any obligation to proceed with the respective Completion unless and until the Releases have been obtained.

4.	UNDERTAKINGS

Subject to Clause 5.4:

4.1

BV Ozon GP and BV Ozon Managers undertake to Fermi to exercise their legal rights and powers to the extent possible and permitted by Law to allow and provide for performance of and compliance by BV Ozon LP with any and all respective obligations arising out or in connection with the Transaction Documents.

4.2

Fund V Partnership GP and Fund V Managers undertake to Fermi to exercise their legal rights and powers to the extent possible and permitted by Law to allow and provide for performance of and compliance by Fund V Partnerships and BVFVNL with any and all respective obligations arising out or in connection with the Transaction Documents.

4.3

Fund V Supplemental GP and Fund V Managers undertake to Fermi to exercise their legal rights and powers to the extent possible and permitted by Law to allow and provide for performance of and compliance by Fund V Supplemental with any and all respective obligations arising out or in connection with the Transaction Documents.

4.4

BV Investment Managers undertake to Fermi to exercise their legal rights and powers to the extent possible and permitted by Law to allow and provide for performance of and compliance by BVIL and BVSIL with any and all respective obligations arising out or in connection with the Transaction Documents.

4.5

Fund V Partnerships GP, Fund V Managers and BV Investment Managers undertake to Fermi to exercise their legal rights and powers to the extent possible and permitted by Law to allow and provide for performance of and compliance by BVIVL, BVSL and BVIHL with any and all respective obligations arising out or in connection with the Transaction Documents.

4.6

Fermi undertakes to use best endeavours to open a bank account as soon as practical from the date of this Agreement, but in any event, not later than ninety (90) days following the Simultaneous Completion, in order to pay the respective seller under the respective SPA the relevant Sale Shares Consideration to the bank account designated by such respective seller, in accordance with Clause 2.

Pre-Completion Undertaking

4.7

Until the earlier of (i) the relevant Completion Date, (ii) termination of this Agreement (in accordance with Clause 6 of this Agreement), (iii) termination of the relevant SPA (in accordance with the terms of such SPA) or (iv)) any breach of obligations by Fermi under this Agreement, which has not been remedied within twenty (20) Business Days from receipt by Fermi of a written notice from Fund V indicating Fermi’s failure to comply with any of such obligations, the BV Funds shall not (directly or indirectly) sell, transfer, assign or otherwise dispose of any BV Funds Sale Shares other than in accordance with the Transaction Documents.

4.8

Until the earlier of (i) the relevant Completion Date, (ii) termination of this Agreement (in accordance with Clause 6 of this Agreement), (iii) termination of the relevant SPA (in accordance with the terms of such SPA) or (iv)) any breach of obligations by Fermi under this Agreement, which has not been remedied within twenty (20) Business Days from receipt by Fermi of a written notice from BVIL indicating Fermi’s failure to comply with any of such obligations, BVIL shall not (directly or indirectly) sell, transfer, assign or otherwise dispose of any BVIL Sale Shares other than in accordance with the Transaction Documents.

4.9

Until the earlier of (i) the relevant Completion Date, (ii) termination of this Agreement (in accordance with Clause 6 of this Agreement), (iii) termination of the Ozon (0.07% (BVSIL)) SPA (in accordance with the terms of such SPA) or (iv)) any breach of obligations by Fermi under this Agreement, which has not been remedied within twenty (20) Business Days from receipt by Fermi of a written notice from BVSIL indicating Fermi’s failure to comply with any of such obligations, BVSIL shall not (directly or indirectly) sell, transfer, assign or otherwise dispose of any Ozon (0.07% (BVSIL) Sale Shares) other than in accordance with the Transaction Documents.

5.	PARTY WARRANTIES

5.1

Each Party warrants to each other Party in respect of itself only that each of the following warranties (the “Party Warranties”) is true, accurate and not misleading as of the date of this Agreement and will be true, accurate and not misleading on each Completion Date by reference to the facts and circumstances subsisting on such Completion Date (for this purpose all Party Warranties shall be deemed to be repeated on each Completion Date as if any express or implied reference in the Party Warranties to the date of this Agreement was replaced by a reference to the relevant Completion Date):

5.1.1	it is a body corporate duly incorporated (or in case of a partnership duly formed) and validly existing under the laws of the place of its incorporation or formation (as applicable);

5.1.2

it has the legal right and the full corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents (and the other agreements to be entered into by it in connection with the Transaction Documents);

5.1.3	it is not subject to an Insolvency Event;

5.1.4

as of the relevant Completion Date, it has obtained all authorisations and all other applicable governmental, statutory, regulatory or other consents, clearances, approvals, licences, waivers or exemptions required to empower it to enter into and to perform its obligations under the Transaction Documents (and the other agreements to be entered into by it in connection with the Transaction Documents) and for the Transaction Documents to be duly and validly authorised, executed and delivered by it;

5.1.5

the execution, delivery and performance of the Transaction Documents (and the other agreements to be entered into by it in connection with the Transaction Documents) has been properly authorised by it and does not, and shall not:

(a)	contravene any existing Law applicable to it and shall not result in breach of any Sanctions by any Party hereto; or

(b)	breach the terms of its constitutional documents or by-laws; or

(c)	result in a material breach of, or constitute a material default under, any instrument to which it is a party or by which it is bound;

5.1.6

the Transaction Documents (and the other agreements to be entered into by it in connection with the Transaction Documents) constitute a legal, valid and binding obligation of it enforceable in accordance with its terms by appropriate legal remedy, in each case subject to principles of Law of general application limiting obligations;

5.1.7

it has not received any written notice of any actions, claims, proceedings or investigations, which are pending or to the best of its knowledge threatened against it or by it that may have a material adverse effect on its ability to perform its obligations under the Transaction Documents (or the other agreements to be entered into by it in connection with the Transaction Documents); and

5.1.8

Fermi warrants to the other Parties that as of the date of this Agreement and on each Completion Date it is not a Sanctioned Person and is not acting on behalf of, at the direction of, under the influence or control of, or otherwise for the benefit of any Sanctioned Person.

5.2	Each of the Party Warranties shall be construed as a separate and independent warranty and shall not be limited by any other warranty given by the relevant Parties under the Transaction Documents.

5.3

Save in the case of fraud or in case any Target Asset or any of the Sale Companies or any third party makes a claim against a BV Fund, BVSIL, BVIL or an Obligor related to any Target Asset or any of the Sale Companies, no BV Fund, BVSIL, BVIL or Obligor shall (and BVFVNL and BVIL shall procure that neither BVIHL nor BVIVL will) make any claim against any such Target Assets or such Sale Companies claiming any reliance on the part of a BV Fund, BVIHL, BVIVL, BVSIL, BVIL or Obligor in connection with agreeing to any term of this Agreement. Subject to the foregoing in this Clause 5.3, each BV Fund, Obligor, BVSIL and BVIL acknowledges that it is not currently aware of any basis for such claim.

5.4

Without prejudice to Fermi’s rights under Clause 10.29 of this Agreement (which shall not be affected by this Clause 5.4 in any way), BV Funds’, BVSIL’s and BVIL’s liability in respect of any and all Claims shall be limited as set forth in this Clause 5.4:

5.4.1	The total liability of each BV Seller in respect of any and all Claims is limited to the aggregate amount of each of the following:

(a)

the aggregate amount of all consideration actually received by such BV Seller under the Transaction Documents (including any amount of any portion of the Deferred Consideration (if such BV Seller is beneficially entitled to a payment in accordance with Clause 3.9 and to the extent such payment has actually been made by Fermi or the Fermi Payor under this Agreement and has been received by Fund V (or its successor(s)) on behalf of the relevant BV Sellers); and

(b)

upon the Releases (excluding the Release in respect of the Company 10 Guarantee) having become effective, 75% (seventy-five per cent.) of the aggregate amount of indebtedness under the Facility 1, the Facility 2 and the Facility 3 which is outstanding as at the date such Releases having become effective; and

(c)

upon the Release in respect of the Company 10 Guarantee having become effective, 75% (seventy-five per cent.) of the aggregate amount of indebtedness under the Company 10 Facility outstanding as at the date such Release having become effective; and

(d)

with respect to BVIL only, upon the BVIL Release having become effective, the aggregate amount of indebtedness under the USD 40 mln Facility outstanding as at the date such BVIL Release having become effective, provided that (i) in the case of paragraph (a) of Clause 5.4.1 above if a BV Seller has failed to actually receive any consideration for reasons not attributable to Fund V’s acts or if any such amount was repaid by a BV Seller to Fermi (or the Fermi Payor) due to bankruptcy or insolvency proceedings, or as a result of a restitution or unwinding, the aggregate amount of the total liability of such BV Seller shall only comprise the amounts which such BV Seller has actually received and has not been required to repay; (ii) in the case of paragraphs (b) and (c), if the relevant Release has not become effective or has been revoked, cancelled, invalidated or rendered ineffective in respect of a BV Seller’s obligations, the aggregate amount of the total liability of such BV Seller shall not include the amounts set out in paragraphs (b) and (c) of Clause 5.4.1 above, and (iii) in the case of paragraph (d) of Clause 5.4.1 above, if the BVIL Release has not become effective, or is revoked, cancelled, invalidated or rendered ineffective, the aggregate amount of the total liability of BVIL shall not include the amount set out in paragraph (d) of Clause 5.4.1 above;

provided further that for the purposes of paragraph (a) of Clause 5.4.1 the value of any consideration actually received by such BV Seller shall be determined as of the date of such receipt.

5.4.2

Fermi, within twenty (20) Business Days of the day when it became aware of the facts or circumstances giving rise to any Claim, shall deliver a written notice to a respective BV Seller (depending on the addressee of a Claim) or Fund V, accompanying such notice with the reasonable details of the matter giving rise to the Claim and an estimate of the amount of such Claim.

5.4.3

No Claim may be made by Fermi and Fermi’s right to the compensation shall expire unless a written notice of the Claim, accompanied by the relevant and available at the time particulars thereof specifying the nature of the Claim and Fermi’s estimate of the amount Claimed in respect thereof, has been given to a respective BV Seller or Fund V on or before the expiry of twenty-four (24) months from the respective Completion Date.

5.4.4

Any Claim presented shall be deemed to have been withdrawn and no longer recoverable, unless legal proceedings under Clause 11 in respect of the presented Claim have been initiated within three (3) months from the date when a respective BV Seller or Fund V was notified of the Claim in accordance with Clause 5.4.2.

6.	TERMINATION RIGHTS

6.1	If:

6.1.1	on or before the Longstop Date, any breach of the Party Warranties by Fermi comes to the notice of the BV Funds; or

6.1.2

on or before the Longstop Date, Fermi or a Fermi Affiliate is in material breach of any obligation on its part under this Agreement or any Transaction Document and, where that material breach is capable of remedy, it is not remedied to the reasonable satisfaction of Fund V within twenty (20) Business Days of notice by Fund V; or

6.1.3

on the Longstop Date, none of the BV Sellers and Fermi are able to proceed to any Completion under any SPA due to lack of satisfaction by the Longstop Date of any of the relevant conditions to the relevant Completion (as set out in the relevant SPA); or

6.1.4	upon the expiry of twenty (20) Business Days following the Longstop Date (provided that no BV Seller is in default of any of its completion obligations under any SPA),

then, but without prejudice to any other rights or remedies available to the BV Funds, BVSIL, BVIL and the Obligors, so long as no Target Assets have been sold, they (acting together) may without any liability to pay damages or other amount to Fermi elect, by giving notice in writing to Fermi, not to complete the sale of the remaining Sale Shares and Target Assets and/or to terminate all the provisions of this Agreement except Clauses 5.4, 7 (Confidentiality), 8 (Announcements), 9 (Notices), 10 (Miscellaneous) and 11 (Governing Law and Dispute Resolution) and the provisions of Clause 1 (Interpretation). However, such termination shall not affect any rights or liabilities of the BV Funds, BVSIL, BVIL and the Obligors in respect of damages for non-performance of any obligation under this Agreement falling due for performance prior to such termination.

6.2	If:

6.2.1	on or before the Longstop Date any breach of the Party Warranties by the Parties other than Fermi comes to the notice of Fermi; or

6.2.2

on or before the Longstop Date, the Parties other than Fermi is in breach of any material obligation on its part under this Agreement or any Transaction Document and, where that material breach is capable of remedy, it is not remedied to the reasonable satisfaction of Fermi within twenty (20) Business Days of notice by Fermi; or

6.2.3

on the Longstop Date, none of the BV Sellers and Fermi are able to proceed to any Completion under any SPA due to lack of satisfaction by the Longstop Date of any of the relevant conditions to the relevant Completion (as set out in the relevant SPA); or

6.2.4	upon the expiry of twenty (20) Business Days following the Longstop Date (provided that Fermi is not in default of any of its completion obligations under any SPA),

then, but without prejudice to any other rights or remedies available to Fermi, so long as no Target Assets have been sold, it may without any liability to pay damages or other amount to the other Parties elect, by giving notice in writing to Fund V, not to complete the purchase of the remaining Sale Shares and Target Assets and/or to terminate all the provisions of this Agreement except Clauses 5.4, 7 (Confidentiality), 8 (Announcements), 9 (Notices), 10 (Miscellaneous) and 11 (Governing Law and Dispute Resolution) and the provisions of Clause 1 (Interpretation). However, such termination shall not affect any rights or liabilities of Fermi in respect of damages for non-performance of any obligation under this Agreement falling due for performance prior to such termination.

7.	CONFIDENTIALITY

7.1

Unless otherwise agreed by the Parties in writing and without prejudice to the Parties’ rights under Clause 8, each Party undertakes to the other Party to keep confidential and not to disclose any information received or obtained as a result of entering into the Transaction Documents, or exercising a Party’s rights or performance of a Party’s obligations under the Transaction Documents, which relates to:

7.1.1	the existence and the provisions of any Transaction Document (or any agreement or arrangement entered into pursuant to any Transaction Document); or

7.1.2	the negotiations relating to any Transaction Document (or any agreement or arrangement entered into pursuant to any Transaction Document); or

7.1.3	any non-public information relating to any other Party (including any Financial Statements); or

7.1.4	any non-public information relating to the Target Assets, the Sale Shares or the Sale Companies,

(the “Confidential Information”).

7.2	The obligations of confidentiality in Clause 7.1 shall not apply to a Party disclosing of Confidential Information:

7.2.1	in connection with the performance of its obligations or the enforcement of its rights under the Transaction Documents;

7.2.2	to its Representative to the extent reasonably required for purposes connected with the Transaction Documents;

7.2.3

pursuant to any listing agreement with or the rules and regulations of any recognised security exchange on which securities of it or any of its Affiliates are listed or traded and as required in connection with any U.S. SEC, U.K FCA or any other securities market regulatory authority or recognized security exchange filing made by such Party in connection with any existing or future investment in any publicly traded securities or in connections with any securities offering;

7.2.4

to partners in the Baring Vostok Funds, bona-fide investors, professional advisers, rating agencies, banks and other credit or finance institutions, specialised depositaries, administrators, auditors, appraisers of investment funds as well as Representatives of each of these persons that need to know Confidential Information for the purpose of advising the disclosing Party, including in connection with (i) the transactions contemplated by the Transaction Documents; or (ii) any sale, transfer or any other form of disposition or Encumbrance of the Sale Shares or any direct and/or indirect equity interests and rights in the Target Assets by Fermi or its Affiliates, in each case on the condition that such persons are bound by a similar confidentiality undertaking to that set out in this Clause 7 (Confidentiality);

7.2.5

as required by Law, any Governmental Authority or for the purposes of any arbitral, administrative or judicial proceedings arising out of any Transaction Document or any other dispute with any Party to this Agreement;

7.2.6	which was or becomes lawfully in the possession of that Party without any obligation of confidentiality prior to it being received or held; and

7.2.7	which has previously become publicly available other than through that Party’s fault (or that of any of its Representatives),

provided in each case set out in Clauses 7.2.1 and Clause 7.2.2 above, the Party disclosing the same shall take all reasonable steps to preserve the confidentiality thereof and to ensure that such information shall be used only for the purposes for which it has been disclosed.

7.3

The disclosing Party shall be responsible for any breach of this Clause 7 (Confidentiality) by a Representative to whom it provides Confidential Information or for any breach of any confidentiality undertaking entered into pursuant to Clause 7.2 by any person to whom it provides any Confidential Information, in either case as if the disclosing Party was the party that had breached this Clause 7 (Confidentiality) or such confidentiality undertaking.

7.4	The obligations of the Parties under this Clause 7 (Confidentiality) shall remain in force for a period of three (3) years from the date of this Agreement.

8.	ANNOUNCEMENTS

8.1

Any Party or its Representative making the announcement or issuing any communication in connection with the existence or subject matter of the Transaction Documents shall, as far as reasonably practicable:

8.1.1	use reasonable endeavours to consult with the other Parties in advance as to what form it takes, what it contains and when it is issued;

8.1.2	take into account the relevant Parties’ reasonable requirements; and

8.1.3

announce and/or disclose (as applicable) only the minimum amount of Confidential Information and use reasonable endeavours to assist the relevant Parties in respect of any reasonable action that they may take to resist or limit such announcement and/or the issuance of such circular (as applicable), provided that Baring Vostok Funds and their Affiliates, subject to compliance with requirements referred to in Clause 8.1.1 to 8.1.3, are entitled to disclose intention to divest its direct and/or indirect equity interests and rights in assets associated with Russia, including the Target Assets.

9.	NOTICES

9.1

Any notice to be given by one Party to another Party in connection with this Agreement shall be in writing in English and signed by or on behalf of the Party giving it. It shall be delivered by hand or courier service.

9.2	A copy of any notice also shall be sent by e-mail to the relevant Party being notified. The email copy shall not constitute notice.

9.3

A notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery as evidenced by a confirmation of delivery (including if the recipient refuses to receive the notice, if such refusal has been duly recorded). Where delivery occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hours on the next following Business Day.

9.4	The addresses and email addresses of the Parties for the purpose of this Clause 9 are:

Party	Attention	Address	E-mail

Baring Vostok Private Equity Fund V, L.P.	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Fund V Co-Investment L.P. 1	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Fund V Co-Investment L.P. 2	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Party	Attention	Address	E-mail

Baring Vostok Ozon L.P.	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Fund V Supplemental Fund, L.P.	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Fund V Nominees Limited	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

BV Services Limited	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

BV Special Investments Limited	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Investments PCC Limited	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Fund V (GP) L.P.	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Party	Attention	Address	E-mail

Baring Vostok Fund V Supplemental Fund (GP) L.P.	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Ozon (GP) L.P.	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Ozon Managers Limited	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Fund V Managers Limited	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Baring Vostok Investment Managers Limited	Julian Timms Gillian Newton	1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW

Fermi Investments	Marina Ushakova Diya Fullee	Level 3, Alexander House, 35 Cybercity, Ebene 72201, Mauritius

9.5	Each Party shall notify the other Parties in writing of a change to its details in Clause 9.4 from time to time, provided that such notice shall only be effective on:

9.5.1	the date specified in the notice as the date on which the change is to take place; or

9.5.2

if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date which is the fifth Business Day after notice of any change has been given.

9.6	This Clause 9 does not apply to the formal service of any arbitration proceedings.

10.	MISCELLANEOUS

Assignment

10.1

This Agreement is made for the benefit of the Parties and their successors and/or permitted assigns, and the rights and obligations of the Parties under this Agreement shall continue for the benefit of, and shall be binding on, their respective successors and/or permitted assigns.

10.2

This Agreement shall be personal to the Parties and, except as provided for in Clause 10.3 and Clause 10.4 below, may not be assigned, transferred, mortgaged, charged or subcontracted, have a trust declared over it or be dealt with in any other manner by any Party without the prior written consent of the other Party (and any attempted assignment or other action contrary to this provision will be void). The rights of the BV Funds, BVIL, BVSIL and the Obligors under Clause 10.4 shall be personal to the BV Funds, BVIL, BVSIL, the Obligors and their respective Affiliates and may not be exercised by, or be assigned or transferred to, and shall not otherwise pass to any other person, including any Third-Party Assignee (to whom any rights or obligations under this Agreement have been assigned, transferred or otherwise dealt with in accordance with Clause 10.4), without the express written consent of Fermi.

10.3

Fermi is entitled to assign, transfer, charge or otherwise deal with any of its rights or obligations under this Agreement to any of its Affiliates only with the prior written consent of Fund V (acting on its own behalf and on behalf of the other Parties except Fermi), which cannot be unreasonably withheld, if (i) Fund V is satisfied with the Affiliate’s identity and creditworthiness, and (ii) the Affiliate enters into and executes such documents as may be reasonably requested by Fund V to ensure that the Fund V’s position as set out in the Transaction Documents is not prejudiced.

10.4	The BV Funds, BVIL, BVSIL and the Obligors are entitled to assign, transfer or otherwise deal with any or all of their respective rights and obligations under this Agreement at any time to:

10.4.1

any of their respective Affiliates upon providing Fermi with written notice of assignment, which shall include reasonable evidence confirming that such assignee is an Affiliate of the BV Funds, BVIL, BVSIL and/or the Obligors (as applicable);

10.4.2

any Third-Party Assignee, if Fermi becomes a Sanctioned Person at any time (upon providing Fermi (to the extent permitted to the BV Funds, BVIL, BVSIL and/or the Obligors (as applicable) under applicable Law and Sanctions) with written notice of assignment); and

10.4.3

any Third-Party Assignee, following expiry of twenty (20) Business Days from the date of receipt by Fermi of a demand given by Fund V to Fermi in connection with the breach of any of Fermi’s undertakings under Clauses 3.9 and 3.10.2 to 3.10.5, or if EI ceases to Control Fermi, provided that such breach remains unremedied (upon providing Fermi with written notice of assignment);

10.5

If the BV Funds, BVIL, BVSIL and/or the Obligors assign, transfer or otherwise deal with any or all of their respective rights and obligations under this Agreement in accordance with Clause 10.4.1, each assignor shall:

10.5.1	upon Fermi’s reasonable requests, provide to Fermi documents and/or information confirming that such assignee remains an Affiliate of the BV Funds, BVIL, BVSIL and/or the Obligors; and

10.5.2

procure that all such rights and obligations that have been assigned, transferred or otherwise dealt with by the assignor in favour of its Affiliate in accordance with Clause 10.4.1 are re-assigned and/or transferred back to the assignor(s) or another Affiliate of the assignor(s) immediately prior to (or simultaneously with) such assignee ceasing to be an Affiliate of the assignor(s).

10.6

In case the BV Funds, BVIL, BVSIL and/or the Obligors partially assign, transfer or otherwise deal with their rights and obligations under this Agreement in favour of a multiple of their respective Affiliates (each such person being an “Assignee”), the relevant assignor(s) shall appoint by notice in writing to Fermi a representative (which shall be Fund V or its successor(s)) to act as agent for each of the assignor(s)’s Assignees (the “Fund V Representative”), which shall have full authority to:

10.6.1	send and receive communications and notices envisaged by this Agreement;

10.6.2	take actions in exercise of the relevant Assignee’s rights under this Agreement;

10.6.3	receive any payments to be made by Fermi or the Fermi Payor under this Agreement on behalf of all of the Assignees; and

10.6.4	agree matters and give consents or approvals contemplated in this Agreement,

in each case, as the Fund V Representative, acting in good faith, considers necessary or desirable. Each Assignee hereby agrees to be bound by each act, omission, approval, consent and decision of the Fund V Representative and by each instrument, consent or other document agreed, approved, signed, executed and/or delivered by the Fund V Representative. Fermi accepts and is entitled to assume that the Fund V Representative is authorised to act on behalf of the relevant Assignees in accordance with this Agreement.

10.7

In the event of any assignment made to a Third-Party Assignee pursuant to Clause 10.4.2, without the prior written consent of Fermi, no Third-Party Assignee (to whom any rights or obligations under this Agreement have been assigned, transferred or otherwise dealt with in accordance with Clause 10.4) may assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement to any third party, other than to:

10.7.1	Fund V or any Affiliate of the BV Funds, BVIL, BVSIL or the Obligors; or

10.7.2	a Third-Party Assignee, if Fermi is in breach of any of its undertakings under Clauses 3.9 and 3.10.2 to 3.10.5, provided that such breach remains unremedied,

in each case, upon providing Fermi with written notice of assignment. For the avoidance of doubt, the BV Funds, BVIL, BVSIL, the Obligors and their respective Affiliates shall have no liability for any breach by the Third-Party Assignee of this Clause 10.7.

10.8

The Parties agree that, as a result of any assignment of rights and/or transfer of obligations under this Agreement by the BV Funds, BVIL, BVSIL and/or the Obligors, the obligations of Fermi shall not be increased.

Variations

10.9	No variation of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of all the Parties.

10.10	If this Agreement is varied:

10.10.1	the variation shall not constitute a general waiver of any provisions of this Agreement;

10.10.2	the variation shall not affect any rights, obligations or liabilities under this Agreement that have already accrued up to the date of variation; and

10.10.3	the rights and obligations of the Parties under this Agreement shall remain in full force and effect, except as, and only to the extent that, they are so varied.

Invalid terms

10.11	Each of the provisions of this Agreement is severable.

10.12	If and to the extent that any provision of this Agreement:

10.12.1	is held to be, or becomes, invalid or unenforceable under the Law of any jurisdiction; but

10.12.2	would be valid, binding and enforceable if some part of the provision were deleted or amended,

then the provision shall apply with the minimum modifications necessary to make it valid, binding and enforceable. All other provisions of this Agreement shall remain in force.

10.13

The Parties shall negotiate in good faith to amend or replace any invalid, void or unenforceable provision with a valid, binding and enforceable substitute provision or provisions, so that, after the amendment or replacement, the commercial effect of the Agreement is as close as possible to the effect it would have had if the relevant provision had not been invalid, void or unenforceable.

Enforceability, rights and remedies

10.14

Any waiver of, or election whether or not to enforce, any right or remedy provided under or pursuant to this Agreement or by Law must be in writing and signed by or on behalf of the person granting the waiver, and no waiver or election shall be inferred from a Party’s conduct. Any such waiver shall not be, or be deemed to be, a waiver of any subsequent breach or default.

10.15

Except as expressly provided in this Agreement, no failure or delay by any Party in exercising any right or remedy relating to this Agreement or by Law shall impair such right or remedy or operate or be construed as a waiver or variation of it or be treated as an election not to exercise such right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

10.16

A Party that waives a right or remedy provided under this Agreement or by Law in relation to one Party, or takes or fails to take any action against that Party, does not affect its rights in relation to any other Party.

10.17

The persons specified in Clause 5.3 shall have the right to enforce that Clause 5.3 pursuant to the Contracts (Rights of Third Parties) Act 1999. Notwithstanding such right: (i) the Parties to this Agreement may amend or vary this Agreement without the consent of or reference to any of the persons specified in Clause 5.3; and (ii) any action to enforce Clause 5.3 by any person or persons specified in Clause 5.3 shall be subject to the other terms and conditions of this Agreement.

10.18

The liability of the BV Funds (other than the Fund V Partnerships, which is joint and several), BVSIL and BVIL under this Agreement is several only (and not joint or joint and several). Each BV Fund (other than the Fund V Partnerships vis-à-vis each other) shall only be responsible for discharging their own obligations and shall not be liable for any breach or failure of BVSIL, BVIL or another BV Fund (other than the Fund V Partnerships vis-à-vis each other) to comply with any obligation under this Agreement. Each of BVSIL and BVIL shall only be responsible for discharging their own obligations and shall not be liable for any breach or failure of each other or any BV Fund to comply with any obligation under this Agreement. No BV Fund (other than the Fund V Partnerships vis-à-vis each other) shall have any liability for any act, omission, violation or breach of or for any claims against another BV Fund (other than the Fund V Partnerships vis-à-vis each other), BVSIL or BVIL. Neither BVSIL nor BVIL shall have any liability for any act, omission, violation or breach of or for any claims against any each other or any BV Fund.

10.19	Subject to Clause 4.1:

10.19.1	the liability of the Obligors under this Agreement is several only (and not joint or joint and several);

10.19.2	each Obligor shall only be responsible for discharging its own obligations and shall not be liable for any breach or failure of any other Obligor to comply with any obligation under this Agreement;

10.19.3	no Obligor shall have any liability for any act, omission, violation or breach of or for any claims against any other.

10.20

Save as set out in Clause 10.17, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 or any other statutory provision to enforce any of its terms.

10.21

Each Party confirms it has received independent legal advice relating to all the matters provided for in this Agreement, and agrees that the provisions of this Agreement (including all documents entered into pursuant to it) are fair and reasonable.

10.22	Nothing in this Agreement limits or excludes liability arising as a result of fraud.

Non-exclusive remedies

10.23

The rights, including rights of rescission and termination, conferred on the Parties by this Agreement are in addition, and without prejudice, to all other rights and remedies available to the Parties. Save for fraud, no Party shall have any claim in tort under or in connection with this Agreement.

Effect of Completion

10.24

So far as it remains to be performed, this Agreement shall continue in full force and effect after each and every Completion. The rights and remedies of the Parties shall not be affected by any Completion.

Counterparts

10.25

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

Costs; Payments

10.26

Each Party shall be responsible for its own costs, charges and expenses (including Tax) incurred in connection with negotiating, preparing and implementing this Agreement and the transactions contemplated by it.

10.27

Unless otherwise stated herein, all payments between the Parties under this Agreement shall be in USD or in other currency (if payment in such currency is agreed between the relevant Parties or is mandatory under the Law) in full in immediately available funds by electronic or bank transfer on the due date for payment and free and clear of any deduction, set-off or counterclaim, including without limitation any withholding or deduction on the account of any Tax (save where such withholding of Tax is required by Law) to the bank account specified by the payee by notice at least than ten (10) Business Days in advance of the payment date. If any deduction or withholding on account of any Tax is required, the Party making the deduction or withholding shall pay such additional amount as shall be required to ensure that the net amount received by the intended recipient will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

10.28

Any monetary sum to be taken into account for the purposes of this Agreement that is expressed in a currency other than US dollars shall be translated into US dollars at the exchange rate for conversion into US dollars quoted by the U.S. Treasury on the Business Day prior to the date on which the relevant payment is due to be made (or if not published the last Business Day before such date).

10.29

If any amount payable under any Transaction Document is not paid when due, a defaulting Party shall pay interest on such amount from the due date of payment, provided such due date shall start only after expiration of any remedy period, if such remedy period is contained in such Transaction Document (including, but not limited to, in Clause 3.11 of this Agreement), (after as well as before judgment or adjudication) to the date of payment at an interest rate equal to eight percent (8%) per annum (based on a 365-day year).

Further Assurances

10.30

Each Party shall perform (or use all reasonable endeavours to procure the performance of) all further acts and things and execute and deliver (or use all reasonable endeavours to procure the execution and delivery of) such further documents as may be required by Law or as may be necessary or reasonably required by another Party to implement and give effect to this Agreement.

Language

10.31

The text of this Agreement herein written in the English language is the authentic text and any difficulties and uncertainties in interpretation arising shall be resolved by reference to this English language text and it shall prevail over any translation made hereof. Each of the Parties understands English and is content for all communications relating to this Agreement to be served on it in English.

Legal Relationship

10.32

Nothing in this Agreement (or any of the arrangements contemplated by it) is or shall be deemed to constitute a partnership between the Parties nor, except as may be expressly set out in this Agreement, shall any Party be constituted as the agent of the other for any purpose. The Parties acknowledge and agree that no fiduciary relationship or fiduciary duties shall exist between the Parties arising out of or in connection with this Agreement.

Entire Agreement

10.33

This Agreement (as varied in accordance with its terms), together with the Transaction Documents, constitute the entire arrangement, agreement and understanding among the Parties in connection with the obligations set forth herein and the Global Deal. Accordingly, they supersede and extinguish all previous agreements, arrangements and understandings between the Parties in connection with the obligations set forth herein.

11.	GOVERNING LAW AND DISPUTE RESOLUTION

11.1	This Agreement and any non-contractual obligations arising out of, or in connection with, it shall be governed by, and interpreted in accordance with, English law.

11.2

Any Dispute arising out of, relating to, or in connection with this Agreement or the SPAs, or any other Transaction Document, including any question regarding its or their existence, validity, breach, termination or enforceability, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted (the “HKIAC Rules”) which are deemed to be incorporated by reference into this Clause 11.2, except as they may be modified herein or by mutual agreement of the Parties

11.3

The tribunal shall consist of three (3) arbitrators. The parties to the Dispute shall each nominate one arbitrator, provided that where there are multiple claimants or multiple respondents, the multiple claimants jointly and the multiple respondents jointly shall nominate an arbitrator. The third arbitrator, who will be the chairman of the tribunal, shall be nominated by the two party-nominated arbitrators. The chairman of the tribunal must be a solicitor or barrister qualified in England and Wales, with at least ten (10) years of experience. Notwithstanding anything to the contrary in the HKIAC Rules, in agreeing upon a third arbitrator, the two party-nominated arbitrators may communicate directly with each other and their respective nominating parties. If no agreement is reached upon the third arbitrator within ten (10) Business Days of the appointment of the second arbitrator, HKIAC shall expeditiously nominate and appoint a third arbitrator to act as chairman of the arbitral tribunal (as applicable). If the claimant or claimant parties and/or the respondent or respondent parties fail to nominate an arbitrator in accordance with this Clause 11.3 within twenty (20) Business Days after the deadline to submit the answer to the notice of arbitration, an arbitrator shall be appointed on their behalf in accordance with the HKIAC Rules. In such circumstances, any existing nomination or confirmation of an arbitrator shall be unaffected, and the remaining arbitrator(s) shall be appointed in accordance with this Clause 11.3. Each party expressly agrees and consents to this process for nominating and appointing the arbitrators.

11.4	The seat, or legal place, of arbitration shall be Hong Kong.

11.5	The language to be used in the arbitral proceedings shall be English.

11.6	The governing law of this arbitration agreement shall be English law.

11.7

The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay. Except as provided in Clause 11.8, judgment upon the award may be entered by any court having jurisdiction over the award or over the relevant party or its assets.

11.8

Each Party hereby acknowledges and agrees that it shall not, and it shall procure that its Affiliates shall not, bring any action, claim or proceedings in any court in Russia (including pursuant to Articles 248.1 and 248.2 of the Arbitrazh Procedure Code of the Russian Federation) or in any other jurisdiction or dispute resolution forum other than (i) as set out in Clause 11.2 in relation to this Agreement or the transactions contemplated therein or (ii) any enforcement proceeding in relation to an arbitral award obtained in accordance with Clause 11.2 (each such restricted action, claim or proceeding, a “Restricted Party Claim”).

11.9

Each Party hereby covenants with each other Party to hold such Party and its Affiliates harmless and on such Party’s demand to indemnify such Party and its Affiliates for and against (and hereby covenants on such Party’s demand to pay such Party and its Affiliates an amount equal to) all documented losses, liabilities, claims, actions, demands, damages or costs and expenses (including documented fees of external legal advisers) incurred by such Party or any of its Affiliates resulting from or arising out of or in connection with a Restricted Party Claim of the Party giving the covenant hereunder (or a Restricted Party Claim of an Affiliate of such Party).

11.10

Any Party to this Agreement serving a notice of arbitration shall send a copy of that notice to every other Party. Any respondent to a claim may join any other Party as a party to the arbitration, to afford that party an opportunity to defend against the claim or to assert against that party a substantially related claim. Any Party that is not already a party to the arbitration may intervene as a party to the arbitration to defend against a claim or to assert against any other Party a substantially related claim. Any joined or intervening Party shall be bound by any award rendered by the arbitration tribunal even if such Party chooses not to participate in the arbitration proceedings. Any joinder or intervention pursuant to this Clause shall be made by serving written notice on all Parties within thirty (30) days from receipt of the notice of arbitration to which the joinder or intervention relates. The arbitral tribunal shall resolve any disputes as to whether the joinder or intervention is admissible under the terms of this Clause and whether and to what extent any other pending arbitration proceedings between Parties shall be stayed or discontinued in the interest of efficiency. The tribunal’s decision shall be binding. For the avoidance of doubt, the term “claim” as used in this Clause includes any claim, counterclaim, crossclaim, or claim by or against a joined or intervening Party.

In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may consolidate the arbitration proceeding with any other arbitration proceeding relating to this Agreement or to any of the SPAs. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the two proceedings such that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the event of different rulings on this question by arbitration tribunals constituted under this Agreement and the SPAs, the ruling of the tribunal constituted under this Agreement shall control. If no tribunal has been constituted under this Agreement, then the ruling of the tribunal in the first-filed of the arbitrations proposed to be consolidated shall control. If more than one tribunal has been constituted with respect to separate disputes under this Agreement, the ruling of the tribunal in the first-filed such arbitration proposed to be consolidated shall control. In the event that proceedings are consolidated in accordance with this Clause, the arbitral tribunal in the consolidated arbitration shall be the arbitral tribunal in arbitration commenced under this Agreement, or the arbitral tribunal in the first-filed arbitration if there is no arbitral tribunal constituted under this Agreement, save that any Party may request that the HKIAC instead appoint the arbitrators to determine the consolidated arbitration.

11.11	Without prejudice to Clause 11.10 above, claims arising out of or in connection with this Agreement or the SPAs may be made in a single arbitration.

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by Baring Vostok Fund V Managers Limited,	)
as general partner of Baring Vostok Fund V (GP) L.P.,	)
as general partner of	)
BARING VOSTOK PRIVATE EQUITY FUND V, L.P.	)

/s/ Gillian Newton
Gillian Newton Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by Baring Vostok Fund V Managers Limited,	)
as general partner of Baring Vostok Fund V (GP) L.P.,	)
as general partner of	)
BARING VOSTOK FUND V CO-INVESTMENT L.P. 1)

/s/ Gillian Newton
Gillian Newton Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by Baring Vostok Fund V Managers Limited,	)
as general partner of Baring Vostok Fund V (GP) L.P.,	)
as general partner of	)
BARING VOSTOK FUND V CO-INVESTMENT L.P. 2)

/s/ Gillian Newton
Gillian Newton Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by Baring Vostok Fund V Managers Limited,	)
as general partner of	)
Baring Vostok Fund V Supplemental Fund (GP) L.P.,	)
as general partner of	)
BARING VOSTOK FUND V SUPPLEMENTAL FUND, L.P.	)

/s/ Gillian Newton
Gillian Newton Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by Baring Vostok Ozon Managers Limited,	)
as general partner of Baring Vostok Ozon (GP) L.P.,	)
as general partner of	)
BARING VOSTOK OZON L.P.	)

/s/ Julian Timms
Julian Timms Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by	)
BARING VOSTOK FUND V NOMINEES LIMITED	)

/s/ Julian Timms
Julian Timms Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by	)
BV SERVICES LIMITED	)

/s/ Julian Timms
Julian Timms Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by	)
BV SPECIAL INVESTMENTS LIMITED	)

/s/ Gillian Newton
Gillian Newton Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by	)
BARING VOSTOK INVESTMENTS PCC LIMITED	)

/s/ Andrey Costyashkin
Andrey Costyashkin Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by Baring Vostok Fund V Managers Limited,	)
as general partner of	)
BARING VOSTOK FUND V (GP) L.P.	)

/s/ Gillian Newton
Gillian Newton Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by Baring Vostok Fund V Managers Limited,	)
as general partner of	)
BARING VOSTOK FUND V SUPPLEMENTAL FUND (GP) L.P.	)

/s/ Gillian Newton
Gillian Newton
Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by Baring Vostok Ozon Managers Limited,	)
as general partner of	)
BARING VOSTOK OZON (GP) L.P.	)

/s/ Julian Timms
Julian Timms
Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by	)
BARING VOSTOK OZON MANAGERS LIMITED	)

/s/ Julian Timms
Julian Timms
Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by	)
BARING VOSTOK FUND V MANAGERS LIMITED	)

/s/ Gillian Newton
Gillian Newton
Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by	)
BARING VOSTOK INVESTMENT MANAGERS LIMITED	)

/s/ Julian Timms
Julian Timms
Director

Signature Page

IN WITNESS WHEREOF this Agreement has been duly executed on the date inserted on page 1 of this Agreement:

EXECUTED and DELIVERED	)
by	)
FERMI INVESTMENTS	)

/s/ Marina Ushakova
Marina Ushakova
Director